Filed Pursuant to Rule 424(b)(3)
Registration No. 333-272892

PROSPECTUS SUPPLEMENT NO. 1
(to Prospectus dated July 6, 2023)

FOXO Technologies Inc.

Up to 19,312,823 Shares of Class A Common Stock

This prospectus supplement is being filed to update and supplement the information contained in the prospectus dated July 6, 2023 (the “Prospectus”), which forms a part of our registration statement on Form S-1 (File No. 333-272892) with the information contained in our current report on Form 8-K, filed with the Securities and Exchange Commission on July 20, 2023 (the “Current Report”). Accordingly, we have attached the Current Report to this prospectus supplement.

The Prospectus and this prospectus supplement relate to the potential offer and resale from time to time by the selling stockholders named in the Prospectus or their permitted transferees (the “Selling Stockholders”) of up to 19,312,823 shares of Class A common stock (the “Class A Common Stock”), which consists of (i) 7,955,948 shares of Class A Common Stock issued to those Selling Stockholders that tendered warrants to purchase one share of Class A Common Stock per warrant at an exercise price per share of $6.21, subject to adjustment (the “Assumed Warrants”), pursuant to the Offer to Exchange Warrants to Acquire Shares of Class A Common Stock and Consent Solicitation, commenced on April 27, 2023, by us (the “Exchange Offer”), which Assumed Warrants were originally issued to accredited investors by FOXO Technologies Operating Company (“Legacy FOXO”) in a private placement of convertible debentures and warrants to purchase shares of Class A common stock of Legacy FOXO and assumed by us pursuant to the business combination of our predecessor, Delwinds Insurance Acquisition Corp., and Legacy FOXO consummated on September 15, 2022, (ii) 4,321,875 shares of Class A Common Stock issued to those Selling Stockholders that approved certain amendments to our 15% Senior Promissory Notes pursuant to the Offer to Amend 15% Senior Promissory Notes and Consent Solicitation, commenced on April 27, 2023, by us, and (iii) 7,035,000 shares of Class A Common Stock issued in exchange for a general release to certain Selling Stockholders that previously held 10% Original Issue Discount Convertible Debentures issued in 2022 by Legacy FOXO. We will not receive any proceeds from the sale of shares of Class A Common Stock by the Selling Stockholders.

Our Class A Common Stock is currently listed on the NYSE American LLC under the symbol “FOXO.” On July 19, 2023, the closing price of our Class A Common Stock was $0.1798. Our Public Warrants are currently quoted on the OTC Pink Marketplace under the symbol “FOXOW.” On July 19, 2023, the closing price of our Public Warrants was $0.002.

This prospectus supplement updates and supplements the information in the Prospectus and is not complete without, and may not be delivered or utilized except in combination with, the Prospectus, including any amendments or supplements thereto. This prospectus supplement should be read in conjunction with the Prospectus and if there is any inconsistency between the information in the Prospectus and this prospectus supplement, you should rely on the information in this prospectus supplement.

We are an “emerging growth company” as the term is used in the Jumpstart Our Business Startups Act of 2012 and will be subject to reduced public company reporting standards. As such, we have elected to comply with certain reduced public company reporting requirements for this and future filings.

INVESTING IN OUR SECURITIES INVOLVES A HIGH DEGREE OF RISKS THAT ARE DESCRIBED IN THE “RISK FACTORS” SECTION BEGINNING ON PAGE 11 OF THE PROSPECTUS.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if the Prospectus or this prospectus supplement is accurate or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus supplement is July 20, 2023.

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date Earliest Event Reported): July 14, 2023

FOXO TECHNOLOGIES INC.

(Exact name of registrant as specified in its charter)

Delaware	001-39783	85-1050265
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

729 N. Washington Ave., Suite 600 Minneapolis, MN	55401
(Address of Principal Executive Offices)	(Zip Code)

(612) 562-9447

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.0001	FOXO	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

From July 14, 2023 through July 20, 2023 (each such date, a “First Tranche Closing Date”), FOXO Technologies Inc. (the “Company”) entered into three separate Stock Purchase Agreements (the “Stock Purchase Agreements”), which have substantially similar terms, with three accredited investors (the “Buyers”), pursuant to which the Company agreed to issue and sell to the Buyers, in a private placement (the “Offering”), in two separate tranches each, an aggregate of up to 5,625,000 shares of the Company’s Class A common stock, par value $0.0001 per share (“Common Stock”), at a price of $0.08 per share (the “Per Share Price”), for aggregate gross proceeds of $450,000.

Pursuant to the terms of the Stock Purchase Agreements, the Buyers initially purchased an aggregate of 2,812,500 shares of Common Stock (the “First Tranche Shares”) on the applicable First Tranche Closing Dates, and agreed to purchase an aggregate of 2,812,500 additional shares of Common Stock (the “Second Tranche Shares,” and collectively with the First Tranche Shares, the “Shares”) upon the effectiveness of the Resale Registration Statement (as defined below).

Concurrently with the execution of each Stock Purchase Agreement, the Company and the applicable Buyer entered into a Registration Rights Agreement (each, a “Registration Rights Agreement”), dated as of the applicable First Tranche Closing Date, pursuant to which the Company is required, among other things, to (i) file a resale registration statement (the “Resale Registration Statement”) with the U.S. Securities and Exchange Commission (the “SEC”) covering the Shares within seven (7) calendar days following the execution of the applicable Registration Rights Agreement (the “Filing Deadline”) and (ii) use its commercially reasonable efforts to have the Resale Registration Statement declared effective by the SEC no later than forty-five (45) calendar days following the Filing Deadline (or, in the event of a substantive review by the SEC, ninety (90) calendar days following the Filing Deadline) (the “Effectiveness Deadline”); provided, however, if the SEC notifies the Company that the Resale Registration Statement will not be reviewed or is no longer subject to further review and comments, then the Effectiveness Deadline will be the fifth (5th) trading day following the date on which the Company is so notified (so long as the date of such fifth (5th) trading day precedes the dates otherwise required).

Pursuant to the Stock Purchase Agreements, if, during the period from the applicable First Tranche Closing Date until ten (10) days after the effective date of the Resale Registration Statement, the Company issues or sells any shares of Common Stock at a price per share less than the Per Share Price (a “Share Dilutive Issuance”), except for Exempt Issuances (as defined in the Stock Purchase Agreements), then the Company will have to pay to such Buyer, within two (2) business days after such Share Dilutive Issuance, a cash penalty in an amount equal to the number of Shares theretofore purchased by such Buyer under the applicable Stock Purchase Agreement multiplied by the difference between (i) the Per Share Price and (ii) the greater of (A) the price per share of Common Stock paid in the Share Dilutive Issuance and (B) $0.02 (the “Floor Price”).

Additionally, pursuant to the Stock Purchase Agreements, the Company is not permitted, from the date of the applicable Stock Purchase Agreement until ten (10) days after the effective date of the Resale Registration Statement, to issue or sell, enter into any agreement to issue or sell, or announce the issuance or sale or proposed issuance or sale of any Common Stock Equivalents (as defined in the Stock Purchase Agreements) or issue or sell, enter into any agreement to issue or sell, or announce the issuance or sale or proposed issuance or sale of shares of Common Stock, pursuant to which shares of Common Stock may be acquired at a per share price less than the Floor Price, except for (a) Exempt Issuances or (b) the filing of a registration statement so long as such registration statement is not declared effective by the SEC during the period from the date of the applicable Stock Purchase Agreement until ten (10) days after the effective date of the Resale Registration Statement.

The Stock Purchase Agreements and the Registration Rights Agreements contain customary representations, warranties, conditions and indemnification obligations of the parties, which were made only for purposes of such Stock Purchase Agreements and Registration Rights Agreements as of specific dates and solely for the benefit of the parties, and which may be subject to limitations agreed upon by the parties.

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The Shares issued and to be issued pursuant to the Stock Purchase Agreements were, and will be, sold pursuant to an exemption from the registration requirements under Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”) and Rule 506 of Regulation D promulgated thereunder. Each Buyer is an “accredited investor” as that term is defined in Rule 501(a)(1) under the Securities Act, and has purchased, and will purchase, the Shares as an investment in the Offering, which did not involve a general solicitation. The Shares have not been registered under the Securities Act and may not be offered or sold in the United States in the absence of an effective registration statement or exemption from the registration requirements of the Securities Act. This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state.

Joseph Gunnar & Co., LLC acted as the Company’s sole placement agent (the “Placement Agent”) on a “commercially reasonable efforts” and exclusive basis in connection with the Offering, pursuant to the terms of that certain Engagement Letter, dated as of January 5, 2023, by and between the Company and the Placement Agent. The Placement Agent’s compensation under the Engagement Letter includes: (i) a cash fee, payable upon each closing of the Offering, equal to ten percent (10.0%) of the gross proceeds received by the Company in the Offering and (ii) the reimbursement of up to a total of $75,000 for certain incurred expenses and legal fees.

The foregoing summaries of the Stock Purchase Agreements and the Registration Rights Agreements do not purport to be complete descriptions and are qualified in their entirety by reference to the full text of the forms of Stock Purchase Agreement and Registration Rights Agreement, which are attached hereto as Exhibits 10.1 and 10.2, respectively, and are incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities.

To the extent required by this Item 3.02, the information set forth in Item 1.01 above is incorporated herein by reference.

As of July 20, 2023, after taking into account the issuance of the First Tranche Shares, the Company has 49,293,392 shares of Common Stock issued and outstanding.

Item 8.01 Other Events.

Together with other cost saving measures that the Company expects to implement in the near-term, the Company expects the additional $202,500 in net proceeds from the sale of the First Tranche Shares to be sufficient to fund its operations through the end of July 2023, and the Company expects the anticipated $202,500 in net proceeds from the sale of the Second Tranche Shares to be sufficient to fund its operations through mid August 2023. The amounts of net proceeds in the foregoing sentence do not give effect to the payment of legal fees and other expenses in connection with the Offering. In the event that the Company is unable to secure financing by that time, it may be forced to further curtail or suspend its operations, sell the Company, or possibly even file for bankruptcy or liquidate assets and wind-up and dissolve the Company.

In connection with the preparation and review of its financial statements for the quarter ended June 30, 2023, the Company determined that such financial statements will likely include an impairment charge related to its intangible assets. The Company currently estimates that such impairment charge will be approximately $1.2 million in the aggregate, consisting of an impairment charge of approximately $630,000 for the Company’s underwriting application programming interface (“API”) and an impairment charge of approximately $578,000 for the Company’s longevity API. The Company does not expect the impairment charges to result in any cash expenditures. These amounts reflect the Company’s best estimates of the impairment charges at this time; however, such amounts continue to be evaluated and the Company can make no assurances that these estimates will not change. The Company notes that the impairment charge would have occurred irrespective of the Offering and would have been, and will be, reflected in its financial statements for the quarter ended June 30, 2023.

Cautionary Note Regarding Forward-Looking Statements

The information contained in this Current Report on Form 8-K and the exhibits attached hereto contain “forward-looking” statements within the meaning of the Private Securities Litigation Reform Act of 1995. The words “intend,” “may,” “should,” “would,” “expect,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “potential” or “continue” or the negative of these terms or other comparable terminology are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Forward-looking statements are statements that are not historical facts. Such forward-looking statements are not guarantees of future performance and are subject to risks and uncertainties, which could cause actual results to differ materially from the forward-looking statements contained herein due to many factors. With respect to the matters addressed in this Current Report on Form 8-K, those factors include, but are not limited to: whether the Resale Registration Statement will be declared effective by the SEC promptly, if at all, the Company’s ability to timely obtain the net proceeds from the sale of the Second Tranche Shares as well as additional funding to continue its operations, the Company’s ability to implement cost savings measures and to realize the anticipated benefits and the estimates of the impairment charges that the Company may incur. While the Company believes its plans, intentions and expectations reflected in those forward-looking statements are reasonable, these plans, intentions or expectations may not be achieved. The Company’s actual results, performance or achievements could differ materially from those contemplated, expressed or implied by the forward-looking statements. For information about the factors that could cause such differences, please refer to the Company’s filings with the SEC. Given these uncertainties, you should not place undue reliance on these forward-looking statements. The Company assumes no obligation to update any forward-looking statement.

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Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

10.1	Form of Stock Purchase Agreement.

10.2	Form of Registration Rights Agreement.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FOXO Technologies Inc.

Date: July 20, 2023	By:	/s/ Tyler Danielson
		Name:	Tyler Danielson
		Title:	Interim Chief Executive Officer

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Exhibit 10.1

Stock Purchase Agreement

By and Between

FOXO Technologies Inc.

and

[●]

July [●], 2023

Stock Purchase Agreement

THIS STOCK PURCHASE AGREEMENT (together with all exhibits and schedules hereto, this “Agreement”) is entered into as of July [●], 2023, by and between FOXO Technologies Inc., a Delaware corporation (the “Company”), and [●] (the “Buyer”), with an address at [●]. The Company and Buyer may be collectively referred to herein as the “Parties” and individually as a “Party.”

WHEREAS, this Agreement is one of a series of substantially similar Stock Purchase Agreements that the Company has entered into or may in the future enter into, with other investors, in connection with the private placement of the Company’s Class A common stock, $0.0001 par value (“Common Stock”);

WHEREAS, the Company desires to sell to Buyer, and Buyer wishes to purchase from the Company, an aggregate of [●] shares of Common Stock, subject to adjustment as set forth in this Agreement (collectively, the “Shares”), in two (2) separate tranches as set forth in Article II herein, subject to the terms and conditions set forth herein;

WHEREAS, the Company and the Buyer are executing and delivering this Agreement in reliance upon the exemption from the registration requirements of the Securities Act (as defined below) afforded by Section 4(a)(2) of the Securities Act (as defined below) and Rule 506 promulgated thereunder (without limiting any other such exemption which may apply to the transactions contemplated by this Agreement) and in reliance upon specific exemptions from the registration or qualification requirements of applicable state securities laws; and

WHEREAS, concurrently with the execution and delivery of this Agreement at the First Tranche Closing, the Parties hereto shall execute and deliver at the First Tranche Closing a Registration Rights Agreement, in the form attached hereto as Exhibit A (the “Registration Rights Agreement”), pursuant to which the Company has agreed to provide certain registration rights with respect to the Shares under the Securities Act.

NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

Article I. Definitions

Section 1.01 Definitions. In addition to the terms defined elsewhere in this Agreement, the following terms, as used herein, have the following meanings:

(a)	“Affiliate” means any Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a Person as such terms are used in and construed under Rule 405 under the Securities Act.

(b)	“Business Day” means any day other than Saturday, Sunday or other day on which commercial banks in The City of New York are authorized or required by law to remain closed; provided, however, for clarification, commercial banks shall not be deemed to be authorized or required by law to remain closed due to “stay at home,” “shelter-in-place,” “non-essential employee” or any other similar orders or restrictions or the closure of any physical branch locations at the direction of any governmental authority so long as the electronic funds transfer systems (including for wire transfers) of commercial banks in The City of New York are generally are open for use by customers on such day.

(c)	“Disclosure Schedules” means the Disclosure Schedules of the Company delivered concurrently herewith.

(d)	“Governmental Entity” means any federal, state, municipal, local, or foreign government and any court, tribunal, arbitral body, administrative agency, department, subdivision, entity, commission or other governmental, government appointed, quasi-governmental or regulatory authority, reporting entity or agency, domestic, foreign, or supranational.

(e)	“Knowledge of the Company” or “Knowledge” when used in reference to the Company means the actual knowledge of Tyler Danielson, Michael Will, and Robby Potashnick.

(f)	“Law” means any applicable foreign, federal, state, or local law (including common law), statute, treaty, rule, directive, regulation, ordinances and similar provisions having the force or effect of law or an Order of any Governmental Entity.

(g)	“Liabilities” means liabilities, obligations, or responsibilities of any nature whatsoever, whether direct or indirect, matured, or un-matured, fixed, or unfixed, known, or unknown, asserted or unasserted, choate or inchoate, liquidated, or unliquidated, secured, or unsecured, absolute, contingent, or otherwise, including any direct or indirect indebtedness, guaranty, endorsement, claim, loss, damage, deficiency, cost, or expense.

(h)	“Lien” means, with respect to any property or asset, any lien, security interest, mortgage, pledge, charge, claim, right of first refusal, restrictive easement, charge or any other restriction of any kind, and any conditional sale or voting agreement or proxy, and including any restriction on the ownership, use, voting, transfer, possession, receipt of income or other exercise of any attributes of ownership, in respect of such property or asset, and any agreement to give any of the foregoing.

(i)	“Losses” means any losses, damages, deficiencies, Liabilities, assessments, fines, penalties, judgments, actions, claims, costs, disbursements, fees, expenses or settlements of any kind or nature, including legal, accounting, and other professional fees and expenses.

(j)	“Material Adverse Effect” means (i) a material adverse effect on the legality, validity or enforceability of this Agreement or the Registration Rights Agreement, (ii) a material adverse effect on the results of operations, assets, business or condition (financial or otherwise) of the Company and the Subsidiaries, taken as a whole, or (iii) a material adverse effect on the Company’s ability to perform in any material respect on a timely basis its obligations under this Agreement or the Registration Rights Agreement; provided, that none of the following, and no changes, effects, events, circumstances, occurrences or states of facts arising out of or resulting from the following, shall be deemed, either alone or in combination, to constitute a Material Adverse Effect, or be taken into account in determining whether there has been a Material Adverse Effect, to the extent the following do not materially and disproportionately impact the Company, taken as a whole, compared to other companies in the industry or industries in which the Company operates, in which case the extent of such material and disproportionate effect may be taken into account in determining whether a Material Adverse Effect has occurred: (a) changes or effects in general economic conditions, (b) changes in Laws or GAAP (or other analogous accounting standards) or the enforcement thereof, (c) changes or effects, including legal, tax or regulatory changes, that generally affect the industry or industry sectors in which the Company operates, (d) any changes or effects that arise out of or are attributable to the commencement, occurrence, continuation or intensification of any war, sabotage, armed hostilities, acts of terrorism, labor dispute, strike, lockout, civil commotion, riot, act of God, fire, flood, earthquake or other casualty, shortage of labor or materials, governmental law, regulation, or restriction, pandemic, epidemic, quarantine order, or other action or event customarily defined as force majeure or (e) changes or effects that arise out of or are attributable to the negotiation, execution, public announcement, pendency or performance of the Transaction Documents or the compliance with the provisions thereof.

(k)	“Order” means any judgment, writ, decree, determination, award, compliance agreement, settlement agreement, injunction, ruling, charge, judicial or administrative order, determination or other restriction of any Governmental Entity or arbitrator.

(l)	“Person” means a natural person, a corporation, a limited liability company, a partnership (general or limited), an association, a trust or any other entity or organization, including a government or political subdivision or any agency or instrumentality thereof.

(m)	“Principal Market” means any of the following markets or exchanges on which the Common Stock is listed or quoted for trading on the date in question: the NYSE American, the Nasdaq Capital Market, the Nasdaq Global Market, the Nasdaq Global Select Market, the New York Stock Exchange (or any successors to any of the foregoing) or a principal quotation system (i.e., OTCQX, OTCQB, OTC Pink, the OTC Bulletin Board).

(n)	“Registration Statement” shall have the meaning assigned to such term in the Registration Rights Agreement.

(o)	“Securities Act” means the United States Securities Act of 1933, as amended, and the rules and regulation promulgated thereunder.

(p)	“Subsidiary” means any significant subsidiary of the Company as defined in Article 1, Rule 1-02 of Regulation S-X promulgated pursuant to the Securities Act.

(q)	“Transactions” means the purchase and sale of the Shares and the other transactions contemplated under this Agreement and the Registration Rights Agreement.

(r)	“Transaction Documents” means this Agreement, the Registration Rights Agreement, all exhibits, and schedules thereto and hereto and any other documents or agreements executed in connection with the transactions contemplated hereunder.

Section 1.02 Interpretive Provisions. Unless the express context otherwise requires, the words “hereof,” “herein,” and “hereunder” and words of similar import, when used in this Agreement, shall refer to this Agreement as a whole and not to any particular provision of this Agreement; terms defined in the singular shall have a comparable meaning when used in the plural, and vice versa; the terms “Dollars” and “$” mean United States Dollars, unless otherwise specified herein; references herein to a specific Section, Subsection, Recital or Exhibit shall refer, respectively, to Sections, Subsections, Recitals or Exhibits of this Agreement; wherever the word “include,” “includes,” “included” or “including” is used in this Agreement, it shall be deemed to be followed by the words “without limitation”; references herein to any gender shall include each other gender; references herein to any Person shall include such Person’s heirs, executors, personal representatives, attorneys, administrators, successors and assigns; provided, however, that nothing contained in this Section 1.02 is intended to authorize any assignment or transfer not otherwise permitted by this Agreement; references herein to a Person in a particular capacity or capacities shall exclude such Person in any other capacity; references herein to any, accord, contract or agreement (including this Agreement) mean such, accord, contract or agreement as amended, supplemented or modified from time-to-time in accordance with the terms thereof; with respect to the determination of any period of time, the word “from” means “from and including” and the words “to” and “until” each means “to but excluding”; references herein to any Law or any license mean such Law or license as amended, modified, codified, reenacted, supplemented or superseded in whole or in part, and in effect from time-to-time or otherwise amended; and references herein to any Law shall be deemed also to refer to all rules and regulations promulgated thereunder, which are applicable or could be deemed applicable.

Article II. Purchase and Sale

Section 2.01 Purchase and Sale.

(a)	First Tranche Closing. In accordance with the terms and subject to the satisfaction (or where legally permissible, the waiver) of the conditions set forth in Section 2.05 of this Agreement, at the First Tranche Closing (as defined herein), the Company shall sell, issue, convey and irrevocably deliver to the Buyer, and the Buyer shall purchase accept and acquire from the Company [●] shares of Common Stock, subject to adjustment as provided in this Agreement (the “First Tranche Purchase Shares”), free and clear of all Liens, fully paid and non-assessable.

(b)	Second Tranche Closing. In accordance with the terms and subject to the satisfaction (or where legally permissible, the waiver) of the conditions set forth in Section 2.06 of this Agreement, at the Second Tranche Closing (as defined herein), the Company shall sell, issue, convey and irrevocably deliver to the Buyer, and the Buyer shall purchase accept and acquire from the Company [●] shares of Common Stock, subject to adjustment as provided in this Agreement (the “Second Tranche Purchase Shares”), free and clear of all Liens, fully paid and non-assessable.

Section 2.02 Purchase Price. The total purchase price for the First Tranche Purchase Shares shall be $[●] (the “First Tranche Purchase Price”), for a per share purchase price of $0.08, subject to adjustment as provided in this Agreement (the “Per Share Price”). The total purchase price for the Second Tranche Purchase Shares shall be $[●] (the “Second Tranche Purchase Price”), for the Per Share Price in this Agreement.

Section 2.03 Issuance of Shares Against Payment Therefor at Closing.

(a)	First Tranche Closing. At the First Tranche Closing, the Buyer shall deliver the First Tranche Purchase Price to the Company via wire transfer or “Automated Clearing House” payment (“ACH”) to an account as designated by the Company. At the First Tranche Closing, the Company shall deliver irrevocable instructions to its transfer agent and take all such other actions necessary to cause its transfer agent to issue and deliver to the Buyer, within two (2) Business Days after the First Tranche Closing, a direct registration book entry statement (a “DRS Statement”) reflecting the First Tranche Purchase Shares purchased by the Buyer at the First Tranche Closing, which DRS Statement (and any subsequent DRS Statement or stock certificate evidencing First Tranche Purchase Shares that may be issued subsequent to the First Tranche Closing) shall, except as otherwise provided in Section 5.02 hereof, include the restrictive legend set forth in Section 4.04(j) noting that the First Tranche Purchase Shares are subject to restrictions on transfer thereof under the Securities Act, and a stop transfer order shall be maintained against the transfer of such First Tranche Purchase Shares.

(b)	Second Tranche Closing. At the Second Tranche Closing, the Buyer shall deliver the Second Tranche Purchase Price to the Company via wire transfer or ACH payment to an account as designated by the Company. At the Second Tranche Closing, in accordance with the instructions of the Buyer, the Company shall deliver irrevocable instructions to its transfer agent and take all such other actions necessary to cause its transfer agent to (i) issue and deliver to the Buyer, within two (2) Business Days after the Second Tranche Closing, a DRS Statement reflecting the Second Tranche Purchase Shares purchased by the Buyer at the Second Tranche Closing, which DRS Statement shall not bear any restrictive or other legends and shall be freely tradable and transferable and without restriction on transfer or (ii) credit the Buyer’s or its designee’s account at DTC through its Deposit/Withdrawal at Custodian (DWAC) system, within two (2) Business Days after the Second Tranche Closing, with a number of shares of Common Stock equal to the number of Second Tranche Purchase Shares to be purchased by the Buyer at the Second Tranche Closing, which shall not bear any restrictive or other legends and shall be freely tradable and transferable and without restriction on transfer. The First Tranche Closing and the Second Tranche Closing are each sometimes referred to in this Agreement as a “Closing” and together sometimes referred to in this Agreement as the “Closings.”

Section 2.04 Closings.

(a)	First Tranche Closing. This Agreement shall become effective and binding upon the execution and delivery of counterpart signature pages of this Agreement and the Registration Rights Agreement executed by each of the Parties hereto in accordance with Section 6.14 hereof on or prior to the First Tranche Closing Date. The payment of the First Tranche Purchase Price for, against delivery of, the First Tranche Purchase Shares as contemplated by Sections 2.01(a) and 2.03(a) hereof, together with the delivery and exchange of all other documents, instruments and writings required to be delivered by the Parties in connection therewith as provided in Section 2.05 hereof (the “First Tranche Closing”), shall take place on the first (1st) Business Day (which may be the date hereof) on which each of the conditions precedent to the First Tranche Closing set forth in Section 2.05 below are satisfied (or where legally permissible, waived) (the date on which the First Tranche Closing occurs, the “First Tranche Closing Date”).

(b)	Second Tranche Closing. The payment of the Second Tranche Purchase Price for, against delivery of, the Second Tranche Purchase Shares as contemplated by Sections 2.01(b) and 2.03(b) hereof, together with the delivery and exchange of all other documents, instruments and writings required to be delivered by the Parties in connection therewith as provided in Section 2.06 hereof (the “Second Tranche Closing”), shall take place on the second (2nd) Business Day immediately following the effective date of the Initial Registration Statement (as defined in the Registration Rights Agreement) filed by the Company pursuant to the Registration Rights Agreement (the date on which the Second Tranche Closing occurs, the “Second Tranche Closing Date”), provided that each of the conditions precedent to the Second Tranche Closing set forth in Section 2.06 below have been satisfied at or prior to the Second Tranche Closing as provided in Section 2.06. The First Tranche Closing Date and the Second Tranche Closing Date are each sometimes referred to in this Agreement as a “Closing Date.”

Section 2.05 First Tranche Closing Conditions.

(a) Conditions of the Company to the First Tranche Closing. The obligation of the Company to sell and issue the First Tranche Purchase Shares to the Buyer at the First Tranche Closing is subject to the fulfillment, to the Company’s reasonable satisfaction, or (where legally permissible) the waiver by the Company, on or prior to the First Tranche Closing Date, of each of the following conditions:

(i) Representations and Warranties. The representations and warranties of the Buyer contained in this Agreement (x) that are not qualified by “materiality” shall have been true and correct in all material respects when made and shall be true and correct in all material respects as of the First Tranche Closing Date with the same force and effect as if made on such dates, except to the extent such representations and warranties are as of another date, in which case, such representations and warranties shall be true and correct in all material respects as of such other date and (y) that are qualified by “materiality” shall have been true and correct when made and shall be true and correct as of the First Tranche Closing Date with the same force and effect as if made on such dates, except to the extent such representations and warranties are as of another date, in which case, such representations and warranties shall be true and correct as of such other date.

(ii) Buyer’s Execution and Delivery of Agreements. On or prior to the First Tranche Closing Date, the Buyer shall have (A) duly executed and delivered counterpart signature pages of this Agreement and the Registration Rights Agreement in accordance with Sections 2.04(a) and 6.14 hereof and (B) delivered a completed Buyer Questionnaire in the form attached hereto as Exhibit B.

(iii) No Injunction. No statute, regulation, order, decree, writ, ruling or injunction shall have been enacted, entered, promulgated, threatened, or endorsed by any court or governmental authority of competent jurisdiction which prohibits the consummation of, or which would materially modify or delay any of, the transactions contemplated by the Transaction Documents.

(b) Conditions to the Buyer to the First Tranche Closing. The obligation of the Buyer to purchase the First Tranche Purchase Shares at the First Tranche Closing is subject to the Buyer’s reasonable satisfaction, or (where legally permissible) the waiver by the Buyer, on or prior to the First Tranche Closing Date, of each of the following conditions:

(i) Representations and Warranties. The representations and warranties of the Company contained in this Agreement (x) that are not qualified by “materiality” or “Material Adverse Effect” shall have been true and correct in all material respects when made and shall be true and correct in all material respects as of the First Tranche Closing Date with the same force and effect as if made on such dates, except to the extent such representations and warranties are as of another date, in which case, such representations and warranties shall be true and correct in all material respects as of such other date and (y) that are qualified by “materiality” or “Material Adverse Effect” shall have been true and correct when made and shall be true and correct as of the First Tranche Closing Date with the same force and effect as if made on such dates, except to the extent such representations and warranties are as of another date, in which case, such representations and warranties shall be true and correct as of such other date.

(ii) Performance of the Company. The Company shall have performed, satisfied, and complied in all material respects with all covenants, agreements and conditions required by this Agreement and the Registration Rights Agreement to be performed, satisfied, or complied with by the Company on or prior to the First Tranche Closing Date.

(iii) Company’s Execution and Delivery of Agreements. The Company shall have duly executed and delivered counterpart signature pages of this Agreement and the Registration Rights Agreement in accordance with Sections 2.04(a) and 6.14 hereof on or prior to the First Tranche Closing Date.

(iv) No Suspension of Trading in or Notice of Delisting of Common Stock. Trading in the Common Stock shall not have been suspended by the Commission, the Principal Market or the Financial Industry Regulatory Authority (“FINRA”) (except for any suspension of trading of less than three (3) days, which suspension shall be terminated prior to the First Tranche Closing Date), the Company shall not have received any final and non-appealable notice that the listing or quotation of the Common Stock on the Principal Market shall be terminated on a date certain (unless, prior to such date certain, the Common Stock is listed or quoted on any other U.S. national securities exchange), trading in securities generally as reported on the Principal Market shall not have been suspended or limited, nor shall a banking moratorium have been declared either by the U.S. or New York State authorities (except for any suspension, limitation or moratorium which shall be terminated prior to the First Tranche Closing Notice Date), there shall not have been imposed any suspension of electronic trading or settlement services by the Depository Trust Company (“DTC”) with respect to the Common Stock that is continuing, and the Company shall not have received any notice from DTC to the effect that a suspension of electronic trading or settlement services by DTC with respect to the Common Stock is being imposed or is contemplated (unless, prior to such suspension, DTC shall have notified the Company in writing that DTC has determined not to impose any such suspension).

(v) Compliance with Laws. The Company shall have complied with all applicable federal, state and local governmental laws, rules, regulations and ordinances in connection with the execution, delivery and performance of this Agreement and the Registration Rights Agreement and the consummation of the Transactions, including, without limitation, the Company shall have obtained all permits and qualifications required by any applicable state securities or “Blue Sky” laws for the offer and sale of the Shares by the Company to the Buyer.

(vi) No Injunction. No statute, regulation, order, decree, writ, ruling or injunction shall have been enacted, entered, promulgated, threatened or endorsed by any court or governmental authority of competent jurisdiction which prohibits the consummation of, or which would materially modify or delay any of, the Transactions.

(vii) No Proceedings or Litigation. No action, suit or proceeding before any arbitrator or any court or governmental authority shall have been commenced or threatened, and no inquiry or investigation by any governmental authority shall have been commenced or threatened, against the Company, or any of the officers, directors, or affiliates of the Company, seeking to restrain, prevent or change the Transactions, or seeking material damages in connection with the Transactions.

(viii) Listing of First Tranche Purchase Shares. The Company shall have submitted a supplemental listing application to NYSE American with respect to the issuance of the First Tranche Purchase Shares and Second Tranche Purchase Shares to be issued and sold to the Buyer at the First Tranche Closing and Second Tranche Closing at or prior to the First Tranche Closing.

(ix) Delivery of Irrevocable Transfer Agent Instructions. At the First Tranche Closing, the Company shall have delivered irrevocable instructions to its transfer agent to issue and deliver to the Buyer, within two (2) Business Days after the First Tranche Closing, one or more DRS Statements reflecting the First Tranche Purchase Shares purchased by the Buyer at the First Tranche Closing.

(x) No Material Adverse Effect. No condition, occurrence, state of facts or event constituting a Material Adverse Effect shall have occurred and be continuing.

(xi) Current Public Information. All reports, schedules, registrations, forms, statements, information, and other documents required to have been filed by the Company with the Commission pursuant to the reporting requirements of the Exchange Act, including all material required to have been filed pursuant to Section 13(a) or 15(d) of the Exchange Act, shall have been filed with the Commission under the Exchange Act.

Section 2.06 Second Tranche Closing Conditions.

(a) Conditions of the Company to the Second Tranche Closing. The obligation of the Company to sell and issue the Second Tranche Purchase Shares to the Buyer at the Second Tranche Closing is subject to the fulfillment, to the Company’s reasonable satisfaction, or (where legally permissible) the waiver by the Company, on or prior to the Second Tranche Closing Date, of each of the following conditions:

(i) Representations and Warranties. The representations and warranties of the Buyer contained in this Agreement (x) that are not qualified by “materiality” shall have been true and correct in all material respects when made and shall be true and correct in all material respects as of the Second Tranche Closing Date with the same force and effect as if made on such dates, except to the extent such representations and warranties are as of another date, in which case, such representations and warranties shall be true and correct in all material respects as of such other date and (y) that are qualified by “materiality” shall have been true and correct when made and shall be true and correct as of the Second Tranche Closing Date with the same force and effect as if made on such dates, except to the extent such representations and warranties are as of another date, in which case, such representations and warranties shall be true and correct as of such other date.

(ii) No Injunction. No statute, regulation, order, decree, writ, ruling or injunction shall have been enacted, entered, promulgated, threatened, or endorsed by any court or governmental authority of competent jurisdiction which prohibits the consummation of, or which would materially modify or delay any of, the Transactions.

(b) Conditions of the Buyer to the Second Tranche Closing. The obligation of the Buyer to purchase the Second Tranche Purchase Shares at the Second Tranche Closing is subject to the Buyer’s reasonable satisfaction, on or prior to the Second Tranche Closing Date, of each of the following conditions:

(i) Representations and Warranties. The representations and warranties of the Company contained in this Agreement (x) that are not qualified by “materiality” or “Material Adverse Effect” shall have been true and correct in all material respects when made and shall be true and correct in all material respects as of the Second Tranche Closing Date with the same force and effect as if made on such dates, except to the extent such representations and warranties are as of another date, in which case, such representations and warranties shall be true and correct in all material respects as of such other date and (y) that are qualified by “materiality” or “Material Adverse Effect” shall have been true and correct when made and shall be true and correct as of the Second Tranche Closing Date with the same force and effect as if made on such dates, except to the extent such representations and warranties are as of another date, in which case, such representations and warranties shall be true and correct as of such other date.

(ii) Performance of the Company. The Company shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by this Agreement and the Registration Rights Agreement to be performed, satisfied, or complied with by the Company on or prior to the Second Tranche Closing Date.

(iii) Registration Statement Effective. The Initial Registration Statement (as defined in the Registration Rights Agreement) registering the resale by the Buyer of all of the First Tranche Purchase Shares purchased by the Buyer at the First Tranche Closing and all of the Second Tranche Purchase Shares to be purchased by the Buyer at the Second Tranche Closing pursuant to this Agreement shall have been declared effective by the Commission under the Securities Act and shall remain effective as of the Second Tranche Closing Date.

(iv) No Material Notices. None of the following events shall have occurred and be continuing: (a) receipt of any request by the Commission or any other federal or state governmental authority for any additional information relating to the Registration Statement, the prospectus included therein or any supplement to the prospectus, or for any amendment of or supplement to the Registration Statement, the prospectus included therein, or any supplement to the prospectus; (b) the issuance by the Commission or any other federal or state governmental authority of any stop order suspending the effectiveness of the Registration Statement or prohibiting or suspending the use of the prospectus included therein or any supplement to the prospectus, or of the suspension of qualification or exemption from qualification of the Shares for offering or sale in any jurisdiction, or the initiation or contemplated initiation of any proceeding for such purpose; or (c) the occurrence of any event or the existence of any condition or state of facts, which makes any statement of a material fact made in the Registration Statement, the Prospectus or any Prospectus Supplement untrue or which requires the making of any additions to or changes to the statements then made in the Registration Statement, the prospectus included therein or any prospectus supplement thereto in order to state a material fact required by the Securities Act to be stated therein or necessary in order to make the statements then made therein (in the case of the prospectus or any prospectus supplement, in light of the circumstances under which they were made) not misleading, or which requires an amendment to the Registration Statement or a supplement to the prospectus or any prospectus supplement to comply with the Securities Act or any other law. The Company shall have no Knowledge of any event that could reasonably be expected to have the effect of causing the suspension of the effectiveness of the Registration Statement or the prohibition or suspension of the use of the prospectus included therein or any prospectus supplement thereto in connection with the resale of the Shares by the Buyer.

(v) No Suspension of Trading in or Notice of Delisting of Common Stock. Trading in the Common Stock shall not have been suspended by the Commission, the Principal Market or FINRA (except for any suspension of trading of less than three (3) days, which suspension shall be terminated prior to the Second Tranche Closing Date), the Company shall not have received any final and non-appealable notice that the listing or quotation of the Common Stock on the Principal Market shall be terminated on a date certain (unless, prior to such date certain, the Common Stock is listed or quoted on any other U.S. national securities exchange), trading in securities generally as reported on the Principal Market shall not have been suspended or limited, nor shall a banking moratorium have been declared either by the U.S. or New York State authorities (except for any suspension, limitation or moratorium which shall be terminated prior to the Second Tranche Closing Date), there shall not have been imposed any suspension of electronic trading or settlement services by DTC with respect to the Common Stock that is continuing, and the Company shall not have received any notice from DTC to the effect that a suspension of electronic trading or settlement services by DTC with respect to the Common Stock is being imposed or is contemplated (unless, prior to such suspension, DTC shall have notified the Company in writing that DTC has determined not to impose any such suspension).

(vi) Compliance with Laws. The Company shall have complied with all applicable federal, state and local governmental laws, rules, regulations and ordinances in connection with the execution, delivery and performance of this Agreement and the Registration Rights Agreement and the consummation of the Transactions, including, without limitation, the Company shall have obtained all permits and qualifications required by any applicable state securities or “Blue Sky” laws for the offer and sale of the Shares by the Company to the Buyer and the subsequent resale of the Shares by the Buyer (or shall have the availability of exemptions therefrom).

(vii) No Injunction. No statute, regulation, order, decree, writ, ruling or injunction shall have been enacted, entered, promulgated, threatened or endorsed by any court or governmental authority of competent jurisdiction which prohibits the consummation of, or which would materially modify or delay any of, the Transactions.

(viii) No Proceedings or Litigation. No action, suit or proceeding before any arbitrator or any court or governmental authority shall have been commenced or threatened, and no inquiry or investigation by any governmental authority shall have been commenced or threatened, against the Company, or any of the officers, directors or affiliates of the Company, seeking to restrain, prevent or change the transactions contemplated by this Agreement and the Registration Rights Agreement, or seeking material damages in connection with the Transactions.

(ix) Listing of Second Tranche Purchase Shares. The Principal Market shall not have objected to the issuance of the Second Tranche Purchase Shares at or prior to the Second Tranche Closing.

(x) Delivery of Irrevocable Transfer Agent Instructions. At the Second Tranche Closing, in accordance with the instructions of the Buyer, the Company shall have delivered irrevocable instructions to its transfer agent to (i) issue and deliver to the Buyer, within two (2) Business Days after the Second Tranche Closing, a DRS Statement reflecting the Second Tranche Purchase Shares purchased by the Buyer at the Second Tranche Closing, which DRS Statement shall not bear any restrictive or other legends and shall be freely tradable and transferable and without restriction on transfer or (ii) credit the Buyer’s or its designee’s account at DTC through its Deposit/Withdrawal at Custodian (DWAC) system, within two (2) Business Days after the Second Tranche Closing, with a number of shares of Common Stock equal to the number of Second Tranche Purchase Shares purchased by the Buyer at the Second Tranche Closing, which shall not bear any restrictive or other legends and shall be freely tradable and transferable and without restriction on transfer.

(xi) No Restrictive Legends. If requested by the Buyer in accordance with Section 5.02 hereof, the Company, in accordance with the Buyer’s instructions, shall have caused its transfer agent to (i) issue and deliver to the Buyer, on or prior to the applicable Legend Removal Date, one or more certificates or DRS Statements representing the First Tranche Purchase Shares, which are free from all restrictive and other legends and are freely tradable and transferable and without restriction on resale or (ii) credit the Buyer’s or its designee’s account at DTC through its Deposit/Withdrawal at Custodian (DWAC) system, on or prior to the applicable Legend Removal Date, with a number of shares of Common Stock equal to the number of First Tranche Purchase Shares represented by DRS Statements or certificates containing such restrictive and other legends, which are free from all restrictive and other legends and are freely tradable and transferable and without restriction on resale.

(xii) No Material Adverse Effect. No condition, occurrence, state of facts or event constituting a Material Adverse Effect shall have occurred and be continuing.

(xiii) Current Public Information. All reports, schedules, registrations, forms, statements, information, and other documents required to have been filed by the Company with the Commission pursuant to the reporting requirements of the Exchange Act, including all material required to have been filed pursuant to Section 13(a) or 15(d) of the Exchange Act, shall have been filed with the Commission under the Exchange Act.

Section 2.07 Exemption from Registration. The Shares are being offered and sold by the Company to the Buyer pursuant to this Agreement in reliance upon the exemption from the registration requirements of the Securities Act afforded by Section 4(a)(2) of the Securities Act and Rule 506 promulgated thereunder (without limiting any other such exemption which may apply to the transactions contemplated by this Agreement) and in reliance upon specific exemptions from the registration or qualification requirements of applicable state securities laws.

Article III. Representations and Warranties of the Company

Except as otherwise described in the Commission Documents or as set forth in the Disclosure Schedules, which Disclosure Schedules shall be deemed a part hereof and shall qualify any representations or warranties (or covenants, as applicable) or otherwise made herein to the extent of the disclosure contained in the corresponding section of the Disclosure Schedules, the Company hereby makes the following representations and warranties to the Buyer:

Section 3.01 Authorization of Transactions. The Company is a Delaware corporation and has the requisite corporate power and authority to execute and deliver this Agreement, the Registration Rights Agreement and to perform its obligations hereunder and thereunder. The execution, delivery and performance by the Company of this Agreement, the Registration Rights Agreement and the consummation of the Transactions have been duly and validly authorized by all requisite corporate action on the part of the Company and its representatives. Each of this Agreement and the Registration Rights Agreement has been (or upon delivery will have been) duly executed by the Company and, when delivered in accordance with the terms hereof and thereof, will constitute the valid and legally binding obligation of the Company, enforceable against the Company in accordance with its terms and conditions, except (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by Laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable Law.

Section 3.02 Governmental Approvals; Non-Contravention; Subsidiaries; Organization and Qualification.

(a)	No consent, decree, Order, action or non-action of, filing (of any kind), except one or more Registration Statements filed with the Commission pursuant to the Registration Rights Agreement, notification, declaration, affidavit, registration, completion, or any action (in any respect) by any Governmental Entity or Person is necessary for the execution, delivery or performance by the Company of this Agreement, except any filings that may be required by the rules and regulations of the Securities and Exchange Commission (the “Commission”), the Principal Market and such filings as are required to be made under applicable state securities laws.

(b)	The execution, delivery and performance by the Company of this Agreement and the Registration Rights Agreement and the consummation by the Company of the Transactions, do not: (i) violate or conflict with any applicable Law or Order to which the Company or any of the Shares may be subject, (ii) constitute a violation or breach of, be in conflict with, constitute or create (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, modification, cancellation or acceleration) of any obligation or right under any Contract to which the Company is a party or to which the Company or any of the Shares are subject or (iii) result in the creation or imposition or application of any Lien upon any of the rights, properties, obligations or assets of the Company or on any of the Shares, in each case inclusive of or in violation of or in imposition of any such Lien; except, in the case of clauses (i) and (iii) above, for any such conflict, breach, violation or default that would not or would not reasonably be expected to result in a Material Adverse Effect.

(c)	The Company owns, directly or indirectly, all the capital stock or other equity interests of each Subsidiary free and clear of any Liens, and all the issued and outstanding shares of capital stock of each Subsidiary are validly issued and are fully paid, non-assessable and free of preemptive and similar rights to subscribe for or purchase securities. If the Company has no subsidiaries, all other references to the Subsidiaries or any of them in the Transaction Documents shall be disregarded.

(d)	The Company and each of the Subsidiaries is an entity duly incorporated or otherwise organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization, with the requisite power and authority to own and use its properties and assets and to carry on its business as currently conducted. Neither the Company nor any Subsidiary is in violation nor default of any of the provisions of its respective certificate or articles of incorporation, bylaws or other organizational or charter documents. Each of the Company and the Subsidiaries is duly qualified to conduct business and is in good standing as a foreign corporation or other entity in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, could not have or reasonably be expected to result in a Material Adverse Effect and no action, claim, suit, investigation or proceeding (including, without limitation, an informal investigation or partial proceeding, such as a deposition), whether commenced or threatened has been instituted in any such jurisdiction revoking, limiting or curtailing or seeking to revoke, limit or curtail such power and authority or qualification.

Section 3.03 The Shares. The First Tranche Purchase Shares to be issued and sold to the Buyer at the First Tranche Closing under this Agreement have been duly authorized by all necessary corporate action on the part of the Company and, when issued and sold at the First Tranche Closing against payment therefor in accordance with this Agreement, shall be validly issued and outstanding, fully paid and non-assessable and free from all Liens, and the Buyer shall be entitled to all rights accorded to a holder of Common Stock. The Second Tranche Purchase Shares to be issued and sold to the Buyer at the Second Tranche Closing under this Agreement shall be duly authorized at or prior to the Second Tranche Closing by all necessary corporate action on the part of the Company and, when issued and sold at the Second Tranche Closing against payment therefor in accordance with this Agreement, shall be validly issued and outstanding, fully paid and non-assessable and free from all Liens, and the Buyer shall be entitled to all rights accorded to a holder of Common Stock.

Section 3.04 Reporting Company Status. As of the date of this Agreement and as of each Closing Date, the Common Stock is registered pursuant to Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the Company has taken no action designed to, or which to its Knowledge is likely to have the effect of, terminating the registration of the Common Stock under the Exchange Act, nor has the Company received any notification that the Commission is contemplating terminating such registration. As of the date of this Agreement and as of each Closing Date, the Common Stock is listed and traded on the Principal Market, and, except as otherwise disclosed in any Commission Documents, the Company has not received notice from the Principal Market to the effect that the Company is not in compliance with the listing or maintenance requirements of the Principal Market. As of each Closing Date, except as otherwise disclosed in any Commission Documents, the Company is in compliance with all such listing and maintenance requirements. The Common Stock is eligible for participation in the DTC book entry system and has shares on deposit at DTC for transferred electronically to third parties via DTC through its Deposit/Withdrawal at Custodian delivery system. The Company has not received notice from DTC to the effect that a suspension of, or restriction on, accepting additional deposits of the Common Stock, electronic trading, or book-entry services by DTC with respect to the Common Stock is being imposed or is contemplated.

Section 3.05 Commission Documents; Disclosure.

(a)	The Company has timely filed (giving effect to permissible extensions in accordance with Rule 12b-25 under the Exchange Act) all reports, schedules, registrations, forms, statements, information and other documents filed with or furnished to the Commission by the Company pursuant to the reporting requirements of the Exchange Act, including all material filed with or furnished to the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, including, without limitation, the Annual Report on Form 10-K filed by the Company for its fiscal year ended December 31, 2022 (the “2022 Form 10-K”), for the twelve months preceding the date of this Agreement (the “Commission Documents”). The Company has delivered or made available to the Buyer via EDGAR or otherwise true and complete copies of the Commission Documents filed with or furnished to the Commission prior to the First Tranche Closing Date (including, without limitation, the 2022 Form 10-K). As of its filing date, each Commission Document filed with or furnished to the Commission prior to the First Tranche Closing Date (including, without limitation, the 2022 Form 10-K) complied in all material respects with the requirements of the Securities Act or the Exchange Act, as applicable, and other federal, state and local laws, rules and regulations applicable to it, and, as of its filing date (or, if amended or superseded by a filing prior to the First Tranche Closing Date, on the date of such amended or superseded filing) and none of the Commission Documents, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The Commission has not issued any stop order or other order suspending the effectiveness of any registration statement filed by the Company under the Securities Act or the Exchange Act.

(b)	Except with respect to the material terms and conditions of the transactions contemplated by the Transaction Documents or as otherwise set forth in the Disclosure Schedules, the Company confirms that neither it nor any other Person acting on its behalf has provided any of the Buyer or its agents or counsel with any information that it believes constitutes or might constitute material, non-public information. The Company understands and confirms that the Buyer will rely on the foregoing representation in effecting transactions in securities of the Company. All of the disclosure furnished by or on behalf of the Company to the Buyer regarding the Company and its Subsidiaries, their respective businesses and the transactions contemplated hereby, including the Disclosure Schedules is true and correct and does not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. The press releases disseminated by the Company since September 15, 2022, taken as a whole, do not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made and when made, not misleading. The Company acknowledges and agrees that the Buyer is neither making nor has made any representations or warranties with respect to the transactions contemplated hereby other than those specifically set forth in the Transaction Documents.

Section 3.06 Financial Statements. The financial statements of the Company included or incorporated by reference in the Commission Documents, together with the related notes and schedules, comply in all material respects with the requirements of the Securities Act and the Exchange Act and fairly present the financial condition of the Company as of the dates indicated and the results of operations and changes in cash flows for the periods therein specified in conformity with generally accepted accounting principles in the United States (“GAAP”) consistently applied throughout the periods involved; all non-GAAP financial information included or incorporated by reference in the Commission Documents complies with the requirements of Regulation G and Item 10 of Regulation S-K under the Securities Act, to the extent applicable; and, except as disclosed in the Commission Documents, there are no material off-balance sheet arrangements (as defined in Regulation S-K under the Act, Item 303(a)(4)(ii)) or any other relationships with unconsolidated entities or other persons, that may have a material current or, to the Company’s Knowledge, material future effect on the Company’s financial condition, results of operations, liquidity, capital expenditures, capital resources or significant components of revenue or expenses. No other financial statements or schedules are required to be included in the Commission Documents.

Section 3.07 Disclosure Controls and Procedures. Except as described in the Commission Documents, the Company maintains a system of “disclosure controls and procedures” (as defined in Rule 13a-15(e) of the Exchange Act) that complies with the requirements of the Exchange Act and that has been designed to ensure that information required to be disclosed by the Company in reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the Commission’s rules and forms, including controls and procedures designed to ensure that such information is accumulated and communicated to the Company’s management as appropriate to allow timely decisions regarding required disclosure and such disclosure controls and procedures are effective in all material respects to perform the functions for which they were established. The Company has carried out evaluations of the effectiveness of its disclosure controls and procedures as required by Rule 13a-15 of the Exchange Act.

Section 3.08 Accountants. To the Company’s Knowledge, KPMG LLP, which has expressed its opinion with respect to the consolidated financial statements as of December 31, 2022, is (x) an independent public accounting firm within the meaning of the Securities Act, (y) a registered public accounting firm (as defined in Section 2(a)(12) of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”)) and (z) not in violation of the auditor independence requirements of the Sarbanes-Oxley Act.

Section 3.09 Sarbanes-Oxley Act. There is no failure on the part of the Company or, to the Knowledge of the Company, any of the Company’s directors or officers, in their capacities as such, to comply in all material respects with any provision of the Sarbanes-Oxley Act and the rules and regulations promulgated in connection therewith that are applicable to the Company or its directors or officers in their capacities as directors or officers of the Company.

Section 3.10 No Undisclosed Liabilities. Since the date of the latest unaudited financial statements included within the Commission Documents, the Company has not incurred any liabilities (contingent or otherwise) other than (a) trade payables and accrued expenses incurred in the ordinary course of business consistent with past practice and (b) liabilities not required to be reflected in the Company’s financial statements pursuant to GAAP or disclosed in filings made with the Commission.

Section 3.11 No Undisclosed Events or Circumstances. Except as set forth in Section 3.11 of the Disclosure Schedules, since the date of the latest unaudited financial statements included within the Commission Documents, there has been no event with respect to the Company that (a) would be required to be disclosed by the Company under applicable securities laws, which has not been so disclosed in filings made with the Commission, or (b) would reasonably be expected to have a Material Adverse Effect.

Section 3.12 Capitalization; Indebtedness; Intellectual Property; Insurance.

a)	The capitalization of the Company as of the date hereof is as set forth in Section 3.12(a) of the Disclosure Schedules, which includes the number of shares of Common Stock owned beneficially, and of record, by the executive officers and directors of the Company as of July 14, 2023. Except as disclosed in the Commission Documents, the Company has not issued any capital stock since its most recently filed periodic report under the Exchange Act, other than pursuant to the exercise of employee stock options under the Company’s stock option plans, the issuance of shares of Common Stock to employees pursuant to the Company’s employee stock purchase plans and pursuant to the conversion and/or exercise of Common Stock Equivalents outstanding as of the date of the most recently filed periodic report under the Exchange Act. No Person has any right of first refusal, preemptive right, right of participation, or any similar right to participate in the transactions contemplated by the Transaction Documents. Other than as a result of the purchase and sale of the Shares and except as otherwise set forth Section 3.12(a) of the Disclosure Schedules, there are no outstanding options, warrants, scrip rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities, rights or obligations convertible into or exercisable or exchangeable for, or giving any Person any right to subscribe for or acquire, any shares of Common Stock or the capital stock of any Subsidiary, or contracts, commitments, understandings or arrangements by which the Company or any Subsidiary is or may become bound to issue additional shares of Common Stock or Common Stock Equivalents or capital stock of any Subsidiary. The issuance and sale of the Shares will not obligate the Company or any Subsidiary to issue shares of Common Stock or other securities to any Person (other than the Buyer). There are no outstanding securities or instruments of the Company or any Subsidiary with any provision that adjusts the exercise, conversion, exchange or reset price of such security or instrument upon an issuance of securities by the Company or any Subsidiary. Except as disclosed in the Commission Documents, there are no outstanding securities or instruments of the Company or any Subsidiary that contain any redemption or similar provisions, and there are no contracts, commitments, understandings, or arrangements by which the Company or any Subsidiary is or may become bound to redeem a security of the Company or such Subsidiary. The Company does not have any stock appreciation rights or “phantom stock” plans or agreements or any similar plan or agreement. All of the outstanding shares of capital stock of the Company are duly authorized, validly issued, fully paid and nonassessable, have been issued in compliance with all federal and state securities laws. No further approval or authorization of any stockholder, the Board of Directors or others is required for the issuance and sale of the Shares. There are no stockholders agreements, voting agreements or other similar agreements with respect to the Company’s capital stock to which the Company is a party or, to the Knowledge of the Company, between or among any of the Company’s stockholders.

b)	The Company’s Quarterly Report on Form 10-Q for its fiscal quarter ended March 31, 2023, sets forth, as of March 31, 2023, all outstanding secured and unsecured Indebtedness of the Company, or for which the Company has commitments through such date. For the purposes of this Agreement, “Indebtedness” shall mean (a) any liabilities for borrowed money or amounts owed in excess of $100,000 (other than trade accounts payable incurred in the ordinary course of business and loans between the Company and any Subsidiary), (b) all guaranties, endorsements and other contingent obligations in respect of Indebtedness of others in excess of $100,000, whether or not the same are or should be reflected in the Company’s balance sheet (or the notes thereto), except guaranties by endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business; and (c) the present value of any lease payments in excess of $100,000 due under leases required to be capitalized in accordance with GAAP. There is no existing or continuing default or event of default in respect of any Indebtedness of the Company.

c)	The Company and the Subsidiaries have, or have rights to use, all patents, patent applications, trademarks, trademark applications, service marks, trade names, trade secrets, inventions, copyrights, licenses and other intellectual property rights and similar rights necessary or required for use in connection with their respective businesses as described in the Commission Documents and which the failure to so have could have a Material Adverse Effect (collectively, the “Intellectual Property Rights”). To the Knowledge of the Company, none of, and neither the Company nor any Subsidiary has received a notice (written or otherwise) that any of, the Intellectual Property Rights has expired, terminated, or been abandoned, or is expected to expire or terminate or be abandoned, within two (2) years from the date of this Agreement. Neither the Company nor any Subsidiary has received, since the date of the latest audited financial statements included within the Commission Documents, a written notice of a claim or otherwise has any Knowledge that the Intellectual Property Rights violate or infringe upon the rights of any Person, except as could not have or reasonably be expected not to have a Material Adverse Effect. To the Knowledge of the Company, all such Intellectual Property Rights are enforceable and there is no existing infringement by another Person of any of the Intellectual Property Rights. The Company and its Subsidiaries have taken reasonable security measures to protect the secrecy, confidentiality, and value of all of their intellectual properties, except where failure to do so could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

d)	The Company and the Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which the Company and the Subsidiaries are engaged.

Section 3.13 Actions Pending. Except for any Action (as defined below) described in the Commission Documents, there is no action, suit, inquiry, proceeding or investigation pending before or by any court, arbitrator, governmental or administrative agency or regulatory authority (federal, state, county, local or foreign) (collectively, an “Action”), to which the Company is a party or to which any of the properties of the Company is subject, that (a) challenges the validity of any of the Transaction Documents or the Transactions or (b) would reasonably be expected to result in a Material Adverse Effect. The Commission has not issued any stop order or other order suspending the effectiveness of any registration statement filed by the Company or any Subsidiary under the Exchange Act or the Securities Act.

Section 3.14 Permits; Compliance with Law; Compliance with Agreements; Compliance with Listing Standards. The Company and the Subsidiaries possess all certificates, authorizations and permits issued by the appropriate federal, state, local or foreign regulatory authorities necessary to conduct their respective businesses as described in the Commission Documents, except where the failure to possess such permits could not reasonably be expected to result in a Material Adverse Effect (“Material Permits”), and neither the Company nor any Subsidiary has received any notice of proceedings relating to the revocation or modification of any Material Permit. The business of the Company has been and is presently being conducted in compliance with all applicable federal, state, local and foreign governmental laws, rules, regulations, and ordinances, except as set forth in the Commission Documents and except for such non-compliance which, individually or in the aggregate, would not have a Material Adverse Effect. The Company is not in default under or in violation of (and no event has occurred that has not been waived that, with notice or lapse of time or both, would result in a default by the Company or any Subsidiary under), nor has the Company or any Subsidiary received notice of a claim that it is in default under or that it is in violation of, any indenture, loan or credit agreement or any other agreement or instrument to which it is a party or by which it or any of its properties is bound (whether or not such default or violation has been waived). The Company is not in violation of any judgment, decree or order or any statute, ordinance, rule or regulation applicable to the Company, and the Company will not conduct its business in violation of any of the foregoing, except in all cases for any such violations which could not, individually or in the aggregate, have a Material Adverse Effect. Except as disclosed in the Commission Documents, the Company has not received any written notice of any continuing failure to maintain requirements for continued listing or quotation of its Common Stock on the Principal Market or in violation of any of the rules, regulations, or requirements of the Principal Market.

Section 3.15 Investment Company Act. The Company is not, and as a result of the consummation of the Transactions and the application of the proceeds from the sale of the Shares as will be set forth in the prospectus included in any Registration Statement (and any post-effective amendment thereto) filed pursuant to the Registration Rights Agreement the Company will not be an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

Section 3.16 Exemption from Registration; No General Solicitation or Advertising; No Integrated Offering; Disqualification Events. Assuming the accuracy of the representations, warranties and covenants made herein by the Buyer in Article IV hereof, the offer and sale of the Shares by the Company to the Buyer in accordance with the terms and conditions of this Agreement is exempt from the registration requirements of the Securities Act pursuant to Section 4(a)(2) of the Securities Act and Rule 506 promulgated thereunder. Neither the Company, nor any of its Affiliates, nor any Person acting on its or their behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D promulgated under the Securities Act) in connection with the offer or sale of the Shares. None of the Company or any of its Affiliates, nor any Person acting on their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would require registration of the issuance of any of the Shares under the Securities Act, whether through integration with prior offerings or otherwise, or cause this offering of the Shares to require approval of stockholders of the Company under any applicable stockholder approval provisions, including, without limitation, under the rules and regulations of the Principal Market. None of the Company, its Subsidiaries, their Affiliates nor any Person acting on their behalf will take any action or steps referred to in the preceding sentence that would require registration of the issuance of any of the Shares under the Securities Act or cause the offering of any of the Shares to be integrated with other offerings. With respect to the Shares to be offered and sold hereunder in reliance on Rule 506 under the Securities Act, none of the Company, any of its predecessors, any affiliated issuer, any director, executive officer, other officer of the Company participating in the offering hereunder, any beneficial owner of 20% or more of the Company’s outstanding voting equity securities, calculated on the basis of voting power, nor any promoter (as that term is defined in Rule 405 under the Securities Act) connected with the Company in any capacity at the time of sale (each, an “Issuer Covered Person” and, together, “Issuer Covered Persons”) is subject to any of the “Bad Actor” disqualifications described in Rule 506(d)(1)(i) to (viii) under the Securities Act (a “Disqualification Event”), except for a Disqualification Event covered by Rule 506(d)(2) or (d)(3). The Company has exercised reasonable care to determine whether any Issuer Covered Person is subject to a Disqualification Event. The Company has complied, to the extent applicable, with its disclosure obligations under Rule 506(e), and has furnished to the Buyer a copy of any disclosures provided thereunder.

Section 3.17 Securities Act; Blue Sky Laws. The Company has complied with all applicable federal and state securities laws in connection with the offer, issuance, and sale of the Shares hereunder, including, without limitation, the applicable requirements of the Securities Act. The Company shall take such action as is reasonably necessary in order to obtain an exemption for, or to qualify the Shares for sale to the Buyer pursuant to this Agreement under applicable state securities or “Blue Sky” laws (or to obtain an exemption from such qualification), and shall provide evidence of any such action so taken to the Buyer. Each Registration Statement, upon filing with the Commission and at the time it is declared effective by the Commission, shall satisfy all of the requirements of the Securities Act to register the resale of the Registrable Securities (as defined in the Registration Rights Agreement) included therein by the Buyer in accordance with the Registration Rights Agreement on a delayed or continuous basis under Rule 415 under the Securities Act at then-prevailing market prices, and not fixed prices. The Company is not, and has not previously been at any time, an issuer identified in, or subject to, Rule 144(i) under the Securities Act.

Section 3.18 No Manipulation of Price. Neither the Company nor any of its officers, directors or Affiliates has, and, to the Knowledge of the Company, no Person acting on their behalf has, (i) taken, directly or indirectly, any action designed or intended to cause or to result in the stabilization or manipulation of the price of any security of the Company, or which caused or resulted in, or which would in the future reasonably be expected to cause or result in, the stabilization or manipulation of the price of any security of the Company, in each case to facilitate the sale or resale of any of the Shares, (ii) sold, bid for, purchased, or paid any compensation for soliciting purchases of, any of the Shares, or (iii) paid or agreed to pay to any Person any compensation for soliciting another to purchase any other securities of the Company. Neither the Company nor any of its officers, directors or Affiliates will during the term of this Agreement, and, to the Knowledge of the Company, no Person acting on their behalf will during the term of this Agreement, take any of the actions referred to in the immediately preceding sentence.

Section 3.19 Arm’s Length Status of Buyer; Acknowledgement Regarding Buyer’s Trading Activity. Section 3.20 The Company acknowledges and agrees that the Buyer is acting solely in the capacity of an arm’s-length purchaser with respect to this Agreement, the Registration Rights Agreement, and the Transactions. The Company further acknowledges that the Buyer is not acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to this Agreement, the Registration Rights Agreement and the Transactions, and any advice given by the Buyer or any of its representatives or agents in connection therewith is merely incidental to the Buyer’s acquisition of the Shares. The Company further represents to the Buyer that the Company’s decision to enter into this Agreement has been based solely on the independent evaluation of the Transactions contemplated thereby by the Company and its representatives. The Company acknowledges and agrees that the Buyer has not made and does not make any representations or warranties with respect to the Transactions, other than those made in the Transaction Documents. Anything in this Agreement or elsewhere herein to the contrary notwithstanding, it is understood and acknowledged by the Company that: (i) the Buyer has neither been asked by the Company to agree, nor has the Buyer agreed, to desist from purchasing or selling, long and/or short, securities of the Company, or “derivative” securities based on securities issued by the Company or to hold the Securities for any specified term, (ii) past or future open market or other transactions by the Buyer, specifically including, without limitation, Short Sales or “derivative” transactions, before or after the closing of this or future private placement transactions, may negatively impact the market price of the Company’s publicly-traded securities, (iii) the Buyer, and counter-parties in “derivative” transactions to which the Buyer is a party, directly or indirectly, may presently have a “short” position in the Common Stock and (iv) the Buyer shall not be deemed to have any affiliation with or control over any arm’s length counter-party in any “derivative” transaction solely as a result of such derivative transaction. The Company further understands and acknowledges that (y) the Buyer may engage in hedging activities at various times during the period that the Shares are outstanding, including, without limitation, during the periods that the value of the Shares deliverable are being determined, and (z) such hedging activities (if any) could reduce the value of the existing stockholders’ equity interests in the Company at and after the time that the hedging activities are being conducted.  The Company acknowledges that such aforementioned hedging activities do not constitute a breach of any of the Transaction Documents.

Section 3.20 [Intentionally Omitted].

Section 3.21 Brokers. Except as set forth in Section 3.21 of the Disclosure Schedules, the Company has not engaged any investment banker, finder, broker or sales agent or any other Person in connection with the origin, negotiation, execution, delivery or performance of this Agreement or the Transactions.

Article IV. Representations and Warranties of the Buyer

The Buyer represents and warrants to the Company that the following statements contained in this Article IV are true and correct as of the date of this Agreement and as of each Closing Date:

Section 4.01 Authorization of Transactions. The Buyer is a corporation, duly organized and in good standing under the laws of the State of Delaware and has the requisite power and capacity to execute and deliver this Agreement and the Registration Rights Agreement and to perform its obligations hereunder and thereunder. The execution, delivery and performance by the Buyer of this Agreement and the Registration Rights Agreement and the consummation of the Transactions have been duly and validly authorized by all requisite action on the part of the Buyer. Each of this Agreement and the Registration Rights Agreement has been duly and validly executed and delivered by the Buyer and constitutes the valid and legally binding obligation of the Buyer, enforceable against the Buyer in accordance with its terms and conditions, except to the extent enforcement thereof may be limited by applicable bankruptcy, insolvency or other Laws affecting the enforcement of creditors’ rights or by the principles governing the availability of equitable remedies.

Section 4.02 Governmental Approvals; Non-contravention.

(a)	No consent, Order, action or non-action of, or filing, notification, declaration or registration with, any Governmental Entity is necessary for the execution, delivery or performance by the Buyer of this Agreement and the Registration Rights Agreement.

(b)	The execution, delivery and performance by Buyer of this Agreement and the Registration Rights Agreement and the consummation by Buyer of the Transactions do not violate any Laws or Orders to which Buyer is subject or any of the organizational documents of the Buyer.

Section 4.03 No Consent, Violation or Conflict. The execution and delivery of this Agreement and the Registration Rights Agreement by the Buyer, the consummation by the Buyer of the Transactions, and compliance by the Buyer with the provisions hereof: (a) do not and will not violate or, if applicable, conflict with any provision of Law, or any provision of the Buyer’s certificate of incorporation or bylaws; and (b) do not and will not, with or without the passage of time or the giving of notice, result in the breach of, cause the acceleration of performance or constitute a default or require any consent under, any material instrument or agreement to which the Buyer is a party or by which the Buyer or its properties may be bound or affected, other than instruments or agreements as to which consent shall have been obtained at or prior to the Closing Date or any breaches or defaults which would not affect the Buyer’s ability to consummate the transactions contemplated thereby.

Section 4.04 Investment Representations.

(a)	The Buyer understands and agrees that the consummation of this Agreement including the delivery of the Shares to the Buyer as contemplated hereby constitutes the offer and sale of securities under the Securities Act and applicable state statutes and that the Shares are being acquired for Buyer’s own account and not with a present view towards the public sale or distribution thereof, except pursuant to sales registered or exempted from registration under the Securities Act.

(b)	The Buyer is an “accredited investor” as that term is defined in Regulation D Rule 501(a) under the Securities Act (an “Accredited Investor”).

(c)	The Buyer, either alone or together with its representatives and/or advisors, has such knowledge, sophistication, and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Shares and has evaluated the merits and risks of the proposed investment. The Buyer is able to bear the economic risk of an investment in the Shares and, at the present time, is able to afford a complete loss of such investment.

(d)	The Buyer understands that the Shares are being offered and sold to the Buyer in reliance upon specific exemptions from the registration requirements of the Securities Act and state securities laws and that the Company is relying upon the truth and accuracy of, and the Buyer’s compliance with, the representations, warranties, agreements, acknowledgments and understandings of the Buyer set forth herein in order to determine the availability of such exemptions and the eligibility of Buyer to acquire the Shares.

(e)	Buyer and its advisors, if any, have been furnished with all materials relating to the business, finances and operations of the Company and materials relating to the offer and sale of the Shares which have been requested by the Buyer or its advisors. The Buyer and its advisors, if any, have been afforded the opportunity to ask questions of the Company. The Buyer is aware that an investment in the Shares involves several very significant risks and has carefully researched and reviewed and understands the risks of, and other considerations relating to the purchase of the Shares.

(f)	Buyer has adequate means of providing for the Buyer’s current financial needs and foreseeable contingencies and has no need for liquidity of its investment in the Shares for an indefinite period of time, and after purchasing the Shares, the Buyer will be able to provide for any foreseeable current needs and possible personal contingencies. The Buyer must bear and acknowledges the substantial economic risks of the investment in the Shares including the risk of illiquidity and is able to afford the complete loss of its investment in the Shares.

(g)	The Buyer understands that no United States federal or state agency or any other government or governmental agency has passed upon or made any recommendation or endorsement of the Shares.

(h)	The Buyer understands that except as otherwise set forth herein: (i) the Shares have not been and are not being registered under the Securities Act or any state or foreign securities laws, and may not be offered for sale, sold, assigned or transferred unless (A) subsequently registered thereunder, or (B) the Buyer shall have delivered to the Company an opinion of counsel, in a form generally acceptable to the Company, to the effect that such securities to be sold, assigned or transferred may be sold, assigned or transferred pursuant to an exemption from such registration requirements; (ii) any sale of such securities made in reliance on Rule 144 under the Securities Act (or a successor rule thereto) (“Rule 144”) may be made only in accordance with the terms of Rule 144 and further, if Rule 144 is not applicable, any resale of such securities under circumstances in which the seller (or the person through whom the sale is made) may be deemed to be an underwriter (as that term is defined in the Securities Act) may require compliance with some other exemption under the Securities Act or the rules and regulations of the Commission thereunder; and (iii) other than as set forth in this Agreement and the Registration Rights Agreement, neither the Company nor any other person is under any obligation to register such securities under the Securities Act or any state securities laws or to comply with the terms and conditions of any exemption thereunder. There can be no assurance that there will be any market or resale for the Shares, nor can there be any assurance that the Shares will be freely transferable at any time in the foreseeable future.

(i)	The Buyer is not purchasing the Shares as a result of any “General Solicitation” (as defined in Regulation D) including, but not limited to, any advertisement, article, notice or other communication regarding the Shares published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar or, to the knowledge of the Buyer, any other general solicitation or general advertisement.

(j)	The Buyer understands that, except as set forth in Section 5.02 of this Agreement, the certificates or other instruments representing the Shares shall bear a restrictive legend in substantially the following form (and a stop transfer order may be placed against transfer of such Shares):

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”). THESE SECURITIES MAY BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY (A) TO THE COMPANY, (B) IN COMPLIANCE WITH RULE 144 OR 144A THEREUNDER, IF AVAILABLE, AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS, (C) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT, OR (D) IN A TRANSACTION THAT DOES NOT REQUIRE REGISTRATION UNDER THE SECURITIES ACT OR ANY APPLICABLE STATE SECURITIES LAWS, AND THE HOLDER HAS, PRIOR TO SUCH SALE, FURNISHED TO THE COMPANY AN OPINION OF COUNSEL OR OTHER EVIDENCE OF EXEMPTION, IN EITHER CASE REASONABLY SATISFACTORY TO THE COMPANY. HEDGING TRANSACTIONS INVOLVING THESE SECURITIES MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH THE SECURITIES ACT.

(k)	The Buyer is not a director or executive officer of the Company, a beneficial owner of ten percent (10%) or more of the Company’s outstanding voting equity securities, calculated on the basis of voting power, nor a promoter (as that term is defined in Rule 405 under the Securities Act) connected with the Company in any capacity at the time of sale of the Shares and is not subject to any of the “Bad Actor” disqualifications described in Rule 506(d)(1)(i) to (viii) under the Securities Act (a “Disqualification Event”), except for a Disqualification Event covered by Rule 506(d)(2) or (d)(3).

Section 4.05 Brokers. The Buyer has not engaged any investment banker, finder, broker or sales agent or any other Person in connection with the origin, negotiation, execution, delivery or performance of this Agreement or the Transactions.

Article V. Indemnification; Additional Covenants

Section 5.01 Indemnification. In consideration of the Buyer’s execution and delivery of this Agreement and acquiring the Shares hereunder and in addition to all of the Company’s other obligations under this Agreement and the Registration Rights Agreement, the Company shall defend, protect, indemnify and hold harmless the Buyer and each holder of any Shares and all of their stockholders, partners, members, officers, directors, employees and direct or indirect investors and any of the foregoing Persons’ agents or other representatives (including, without limitation, those retained in connection with the transactions contemplated by this Agreement) (collectively, the “Indemnitees”) from and against any and all actions, causes of action, suits, claims, losses, costs, penalties, fees, liabilities and damages, and expenses in connection therewith (irrespective of whether any such Indemnitee is a party to the action for which indemnification hereunder is sought), and including reasonable attorneys’ fees and disbursements (the “Indemnified Liabilities”), incurred by any Indemnitee as a result of, or arising out of, or relating to: (a) any misrepresentation or breach of any representation or warranty made by the Company in this Agreement or the Registration Rights Agreement, (b) any breach of any covenant, agreement or obligation of the Company contained in this Agreement or the Registration Rights Agreement or (c) any cause of action, suit or claim brought or made against such Indemnitee by a third party (including for these purposes a derivative action brought on behalf of the Company) and arising out of or resulting from (i) the execution, delivery, performance or enforcement of this Agreement or the Registration Rights Agreement or (ii) any transaction financed or to be financed in whole or in part, directly or indirectly, with the proceeds of the issuance and sale of the Shares to the Buyer pursuant to this Agreement; provided, however, that (x) the Company shall not be liable to any Indemnitee under subsection (c) of this Section 5.01 to the extent, and only to the extent, that a court of competent jurisdiction shall have determined by a final judgment (from which no further appeals are available) that such Indemnified Liabilities resulted directly and primarily from any acts or failures to act undertaken or omitted to be taken by the Buyer through its bad faith or willful misconduct, (y) the forgoing indemnity shall not apply to any Indemnified Liabilities to the extent, and only to the extent, that such Indemnified Liabilities resulted directly and primarily from a breach of any of the Buyer’s representations, warranties, covenants or agreements contained in this Agreement, and (z) the Company shall not be liable under this Section 5.01 for any settlement by an Indemnitee effected without the Company’s prior written consent, which shall not be unreasonably withheld or delayed. The Company shall reimburse any Indemnitee promptly upon demand (with accompanying presentation of documentary evidence) for all legal and other costs and expenses reasonably incurred by such Indemnitee in connection with: (i) any action, suit, claim or proceeding, whether at law or in equity, to enforce compliance by the Company with any provision of this Agreement or the Registration Rights Agreement or (ii) any other any action, suit, claim or proceeding, whether at law or in equity, with respect to which it is entitled to indemnification under this Section 5.01; provided that an Indemnitee shall promptly reimburse the Company for all such legal and other costs and expenses to the extent a court of competent jurisdiction shall have determined by a final judgment (from which no further appeals are available) that such Indemnitee was not entitled to such reimbursement. An Indemnitee’s right to indemnification or other remedies based upon the representations, warranties, covenants and agreements of the Company set forth in this Agreement or the Registration Rights Agreement shall not in any way be affected by any investigation or knowledge of such Indemnitee. Such representations, warranties, covenants and agreements shall not be affected or deemed waived by reason of the fact that an Indemnitee knew or should have known that any representation or warranty might be inaccurate or that the Company failed to comply with any agreement or covenant. Any investigation by such Indemnitee shall be for its own protection only and shall not affect or impair any right or remedy hereunder. To the extent that the foregoing undertaking by the Company may be unenforceable for any reason, the Company shall make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which is permissible under applicable law. Except as otherwise set forth herein, the mechanics and procedures with respect to the rights and obligations under this Section 5.01 shall be the same as those set forth in Section 5 of the Registration Rights Agreement. Notwithstanding anything to the contrary in this Section 5.01, the Company shall not be obligated to pay an Indemnitee any sums otherwise due under this Section 5.01 if the Company has already paid the Indemnitee such sums for the same Indemnified Liabilities under Section 5 of the Registration Rights Agreement.

Section 5.02 Legend Removal; Delivery Failure. The Company shall use its best efforts to cause its transfer agent to remove the legend set forth and referred to in Section 4.04(j) of this Agreement from the Shares and to issue a certificate without such legend to the holder of the Shares upon which it is stamped, or to issue to such holder by electronic delivery at the applicable balance account at DTC, unless otherwise required by state securities or “blue sky” laws, at such time as: (i) the resale of such Shares is registered under the Securities Act under an effective registration statement, (ii) the Buyer shall have delivered to the Company an opinion of counsel, in a form reasonably acceptable to the Company, to the effect that such Shares to be sold, assigned or transferred may be sold, assigned or transferred pursuant to an exemption from such registration requirements; or (iii) if such Shares are eligible to be sold under Rule 144, the Buyer provides the Company with reasonable assurance in writing that the Shares are being sold, assigned or transferred pursuant to Rule 144 (which shall not include an opinion of Buyer’s counsel). In furtherance of the foregoing, the Company agrees that, following the effective date of the initial Registration Statement to be filed by the Company with the Commission pursuant to the Registration Rights Agreement, or at such time as such legend is not required to be placed upon certificates representing the Shares as set forth in Section 4.04(h) or this Section 5.02, the Company shall, no later than two (2) Business Days following the delivery by the Buyer to the Company or its transfer agent of (i) a certificate representing Shares issued with a restrictive legend (such second (2nd) Trading Day, the “Legend Removal Date”) and (ii) customary representations and other documentation reasonably acceptable to the Company and its transfer agent in connection therewith, either: (A) issue and deliver (or cause to be issued and delivered) to the Buyer a certificate or DRS Statement representing such Shares that is free from all restrictive and other legends or (B) cause its transfer agent to credit the Buyer’s or its designee’s account at DTC through its Deposit/Withdrawal at Custodian (DWAC) system with a number of shares of Common Stock equal to the number of Shares represented by the certificate so delivered by the Buyer. If the Company fails on or prior to the Legend Removal Date (other than any such failure that is solely due to any action or inaction by the Holder) to either (i) issue and deliver (or cause to be issued and delivered) to the Buyer a certificate or DRS Statement representing the Shares that is free from all restrictive and other legends or (ii) cause its transfer agent to credit the balance account of the Buyer or its designee at DTC through its Deposit/Withdrawal at Custodian (DWAC) system with a number of shares of Common Stock equal to the number of the Shares represented by the certificate delivered by the Buyer pursuant hereto (a “Delivery Failure”), and if on or after the Legend Removal Date the Buyer purchases (in an open market transaction or otherwise) shares of Common Stock to deliver in satisfaction of a sale by the Buyer of shares of Common Stock that the Buyer anticipated receiving from the Company without any restrictive legend, then the Company shall, within two (2) Business Days after the Buyer’s request, pay cash to the Buyer in an amount equal to the Buyer’s total purchase price (including brokerage commissions, if any) for the shares of Common Stock so purchased, at which point the Company’s obligation to deliver a certificate or credit the Buyer’s or its designee’s account at DTC for such shares of Common Stock shall terminate and such shares shall be cancelled.

Section 5.03 Termination. In the event that the First Tranche Closing shall not have occurred within ten (10) days after the date of this Agreement, then the Buyer shall have the right to terminate its obligations under this Agreement at any time on or after the close of business on such date without liability of the Buyer to any other Party; provided, however, the right to terminate its obligations under this Agreement pursuant to this first sentence of Section 5.03 shall not be available to the Buyer if the failure of the First Tranche Closing to have occurred by such date is the result of the Buyer’s breach of this Agreement. In the event the Buyer is in breach in any material respect under any of the provisions of this Agreement or the Registration Rights Agreement, and, if such breach is capable of being cured, such breach is not cured within ten (10) Business Days after notice of such breach is delivered to the Buyer pursuant to Section 6.01 hereof, then the Company shall have the right to terminate its obligations to issue the Second Tranche Purchase Shares under this Agreement at any time thereafter and prior to the Second Tranche Closing without liability of the Company to any other Party. In the event the Initial Registration Statement is not filed by the applicable Filing Deadline (as defined in the Registration Rights Agreement) therefor or declared effective by the Commission by the applicable Effective Date (as defined in the Registration Rights Agreement) therefor, or the Company is otherwise in breach or default in any material respect under any of the other provisions of this Agreement or the Registration Rights Agreement, and, if such failure, breach or default is capable of being cured, such failure, breach or default is not cured within ten (10) Business Days after notice of such failure, breach or default is delivered to the Company pursuant to Section 6.01 hereof, then the Buyer shall have the right to terminate its obligations to purchase the Second Tranche Purchase Shares under this Agreement at any time thereafter and prior to the Second Tranche Closing without liability of the Buyer to any other Party; provided, however, the right to terminate its obligations under this Agreement pursuant to this second sentence of Section 5.03 shall not be available to the Buyer if the failure of the Registration Statement to be filed by the applicable Filing Deadline or declared effective by the applicable Effective Date therefor is the result of the Buyer’s breach of this Agreement or the Registration Rights Agreement. Nothing contained in this Section 5.03 shall be deemed to release any Party from any liability for any breach by such party of the terms and provisions of this Agreement or the Registration Rights Agreement or to impair the right of any Party to compel specific performance by any other Party of its obligations under this Agreement or the Registration Rights Agreement.

Section 5.04 Purchase Price Penalty.

(a)	From the First Tranche Closing Date until ten (10) days after the effective date of the Initial Registration Statement (as defined in the Registration Rights Agreement) filed pursuant to the Registration Rights Agreement (the “Restricted Period”), if the Company issues or sells any shares of Common Stock less than the Per Share Price (a “Share Dilutive Issuance”), except for Exempt Issuances, then the Company shall, within two (2) business days after such Share Dilutive Issuance, pay to Buyer as a penalty an amount in cash equal to the number of Shares theretofore purchased by Buyer hereunder multiplied by the difference between (A) the Per Share Price and (B) the greater of (i) the price per share of Common Stock paid in the Share Dilutive Issuance and (ii) the Floor Price. For purposes of this Agreement, the Floor Price shall be $0.02.

(b)	For purposes of this Agreement, “Exempt Issuances” means: (i) Company securities issued or issuable upon a stock split, stock dividend, or any subdivision of Company securities; (ii) Common Stock or Common Stock Equivalents issued pursuant to or in connection with any other agreement or arrangement between the Company and the Buyer at any time prior to or after the date of this Agreement, or upon conversion, exercise or exchange of any Common Stock Equivalents held by the Buyer or any of its Affiliates at any time prior to or after the date of this Agreement; (iii) Company securities issued or issuable as full or partial consideration in connection with a strategic merger, acquisition, exchange, consolidation or purchase of substantially all of the securities or assets of a corporation or other entity so long as such issuances are not for the purpose of raising capital and which holders of such securities or debt are not at any time granted registration rights to register such securities during the Restricted Period; (iv) the Company’s issuance of securities in connection with strategic license agreements and other partnering arrangements so long as such issuances are not for the purpose of raising capital and which holders of such securities or debt are not at any time granted registration rights; (v) the Company’s issuance of securities upon the exercise or exchange of or conversion of any securities exercisable or exchangeable for or convertible into shares of Common Stock or other Common Stock Equivalents issued and outstanding and on the terms in effect on the First Tranche Closing Date; (vi) the Company’s issuance of shares of Common Stock or Common Stock Equivalents, to any investor participating in a private placement of the Company’s securities (including a Buyer hereof) who (A) was a holder of Assumed Warrants or PIK Notes as of the commencement of the Exchange Offer or the PIK Note Offer to Amend, as applicable or (B) is a former holder of 2022 Bridge Debentures, as further consideration for participating in such private placement, in addition to the equity purchase price and other terms of such private placement offered to all investors (capitalized terms used in this clause (vi) and not defined in this Agreement shall have the meanings ascribed to them in Section 3.12(a) of the Disclosure Schedules); (vii) the Company’s issuance of shares of Common Stock or Common Stock Equivalents to any former holder of 2022 Bridge Debentures (as defined in Section 3.12(a) of the Disclosure Schedules) pursuant to a general release agreement; and (viii) the Company’s issuance of shares of Common Stock or Common Stock Equivalents to employees, consultants, officers or directors of the Company pursuant to any stock or option plan duly adopted for such purpose, by a majority of the Board of Directors or a majority of the members of a committee established for such purpose for services rendered to the Company. For purposes of this Agreement, “Common Stock Equivalents” means any securities of the Company which would entitle the holder thereof to acquire at any time Common Stock, including, without limitation, any debt, preferred stock, right, option, warrant or other instrument that is at any time convertible into or exercisable or exchangeable for, or otherwise entitles the holder thereof to receive, Common Stock.

(c)	In each case of any penalty due hereunder as a result of a Share Dilutive Issuance or otherwise, the Company, at its expense, will promptly (but in no event more than one (1) Business Day after a Share Dilutive Issuance or other event requiring adjustment or readjustment in the Shares) cause its Chief Financial Officer or other appropriate designee to compute such penalty in accordance with the terms hereof, and prepare and deliver to the Buyer in accordance with Section 6.01 hereof a certificate setting forth such penalty and showing in detail the facts upon which such penalty is based, including a statement of the price per share of the shares of Common Stock sold in the Dilutive Issuance and the cash payment to be received by Buyer.

Section 5.05 Subsequent Issuances. From the date hereof until ten (10) days after the effective date of the Initial Registration Statement, neither the Company nor any Subsidiary shall issue or sell, enter into any agreement to issue or sell, or announce the issuance or sale or proposed issuance or sale of any or Common Stock Equivalents nor shall the Company issue or sell, enter into any agreement to issue or sell, or announce the issuance or sale or proposed issuance or sale of any shares of Common Stock, pursuant to which shares of Common Stock may be acquired at a per share price less than the Floor Price, except for (a) Exempt Issuances or (b) the filing of a registration statement so long as such registration statement is not declared effective by the Commission during the period from the date hereof until ten (10) days after the effective date of the Initial Registration Statement.

Section 5.06 Principal Market Adjustments. In the event that the Principal Market shall have any objection to the terms of this Agreement, the parties agree to adjust the terms of this Agreement necessary to comply with the requirements of the Principal Market.

Article VI. Miscellaneous

Section 6.01 Notices.

(a)	Any notice or other communications required or permitted hereunder shall be in writing and shall be sufficiently given if personally delivered to it or sent by email, overnight courier or registered mail or certified mail, postage prepaid, addressed as follows:

If to the Company, to:

FOXO Technologies Inc.

Attn: Tyler Danielson, Interim CEO

729 N. Washington Ave., Suite 600

Minneapolis, MN 55401

Email: tdanielson@foxotechnologies.com

If to the Buyer, to the address set forth on the Buyer’s signature page of this Agreement.

(b)	Any Party may change its address for notices hereunder upon notice to each other Party in the manner for giving notices hereunder.

(c)	Any notice hereunder shall be deemed to have been given: (i) upon receipt, if personally delivered; (ii) on the day after dispatch, if sent by overnight courier; (iii) upon dispatch, if transmitted by email with return receipt requested and received; and (iv) three (3) business days after mailing, if sent by registered or certified mail.

Section 6.02 Attorneys’ Fees. In the event that any Party institutes any action or suit to enforce this Agreement or to secure relief from any default hereunder or breach hereof, the prevailing Party shall be reimbursed by the losing Party for all costs, including reasonable attorney’s fees, incurred in connection therewith and in enforcing or collecting any judgment rendered therein.

Section 6.03 Amendments and Waivers. No provision of this Agreement may be amended other than by a written instrument signed by both Parties hereto. No provision of this Agreement may be waived other than in a written instrument signed by the Party against whom enforcement of such waiver is sought; provided, however, that the failure of the Company to satisfy the conditions precedent to the Second Tranche Closing set forth in Section 2.06(b) of this Agreement may not be waived by the Buyer. No failure or delay in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercises thereof or of any other right, power or privilege.

Section 6.04 No Third-Party Beneficiaries. Except as expressly provided in Article V, this Agreement is intended only for the benefit of the Parties hereto and their respective successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other Person.

Section 6.05 Expenses. Unless otherwise contemplated or stipulated by this Agreement, all costs and expenses incurred in connection with this Agreement shall be paid by the Party incurring such cost or expense.

Section 6.06 Further Assurances. Following the First Tranche Closing, each Party shall execute and deliver such documents and other papers and take such further action as may be reasonably required to carry out the provisions of this Agreement.

Section 6.07 Successors and Assigns; Benefit. The Company shall not assign this Agreement or any rights or obligations hereunder without the prior written consent of the Buyer (which may be granted or withheld in the sole discretion of the Buyer), provided, however, that Company may assign its rights or delegate its obligations, in whole or in part, without such consent to an entity that acquires all or substantially all of the business or assets of such party to which this Agreement pertains, whether by merger, reorganization, acquisition, sale, or otherwise. The Buyer may assign some or all of its rights hereunder in connection with any assignment or transfer of any of its Shares without the consent of the Company, in which event such assignee or transferee (as the case may be) shall be deemed to be the Buyer hereunder with respect to such assigned rights. Nothing in this Agreement, expressed or implied, shall confer on any Person other than the Parties, and their respective successors and assigns, any rights, remedies, obligations, or Liabilities under or by reason of this Agreement.

Section 6.08 Governing Law; Etc.

(a)	This Agreement, and all matters based upon, arising out of or relating in any way to the Transactions, including all disputes, claims or causes of action arising out of or relating to the Transactions or this Agreement, as well as the interpretation, construction, performance and enforcement of this Agreement, shall be governed by the laws of the State of New York, without regard to any jurisdiction’s conflict-of-laws principles.

(b)	EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS, THE PERFORMANCE THEREOF OR THE FINANCINGS CONTEMPLATED THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS Section 6.08(b).

(c)	Each of the Parties acknowledge that each has had the opportunity to consult with independent legal counsel in connection with the signing of the waiver in Section 6.08(b) selected by the respective Party. Each of the Parties further acknowledge that each has read and understands the meaning of such waiver and grants such waiver knowingly, voluntarily, without duress.

Section 6.09 Survival. The representations, warranties, covenants and agreements of the Company and the Buyer contained in this Agreement shall survive the execution and delivery hereof until the termination of this Agreement; provided, however, that (i) the provisions of Article III (Representations and Warranties of the Company), Article V (Indemnification; Additional Covenants) (excluding Sections 5.02, 5.04 and 5.05), and this Article VI (Miscellaneous) shall remain in full force and effect indefinitely notwithstanding such termination, and, (ii) so long as the Buyer owns any Shares, the covenants and agreements of the Company contained in Section 5.02 (Legend Removal), Section 5.04 (Penalty), and Section 5.05 (Subsequent Issuance) shall remain in full force and effect notwithstanding such termination.

Section 6.10 Severability. If any provision of this Agreement is invalid, illegal, or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the Transactions is not affected in any manner adverse to any Party. Upon such determination that any provision is invalid, illegal, or incapable of being enforced, the Parties shall negotiate in good faith to modify this Agreement so as to affect the original intent of the Parties as closely as possible in an acceptable manner to the end that the Transactions are fulfilled to the extent possible.

Section 6.11 Entire Agreement. This Agreement constitute the entire agreement between the Parties with respect to the subject matter hereof and thereof and supersedes all prior agreements and understandings, both oral and written, between the Parties with respect to the subject matter hereof and thereof.

Section 6.12 Remedies Cumulative; Specific Performance. Each Party’s remedies provided in this Agreement, including, without limitation, the Buyer’s remedies provided in Section 5.01, shall be cumulative and in addition to all other remedies available to such Party under this Agreement, at law or in equity (including a decree of specific performance and/or other injunctive relief), no remedy of such Party contained herein shall be deemed a waiver of compliance with the provisions giving rise to such remedy and nothing herein shall limit such Party’s right to pursue actual damages for any failure by the other Party to comply with the terms of this Agreement. The Company and the Buyer acknowledge and agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that either Party shall be entitled to an injunction or injunctions to prevent or cure breaches of the provisions of this Agreement by the other Party and to enforce specifically the terms and provisions hereof (without the necessity of showing economic loss and without any bond or other security being required), this being in addition to any other remedy to which either Party may be entitled by law or equity.

Section 6.13 Construction. The table of contents and headings contained in this Agreement are for reference purposes only and will not affect in any way the meaning or interpretation of this Agreement. In the event of a conflict between language or amounts contained in the body of this Agreement and language or amounts contained in any Exhibits attached hereto, the language or amounts in the body of the Agreement shall control. Any reference in this Agreement to gender shall include all genders, and words imparting the singular number only shall include the plural and vice versa. The use of the terms “including” or “include” shall in all cases herein mean “including, without limitation,” or “include, without limitation,” respectively. Reference to any Person includes such Person’s predecessors, successors and assigns to the extent, in the case of successors and assigns, such successors and assigns are permitted by the terms of any applicable agreement, and reference to a Person in a particular capacity excludes such Person in any other capacity or individually. Reference to any agreement (including this Agreement), document or instrument means such agreement, document or instrument as amended or modified and in effect from time to time in accordance with the terms thereof and, if applicable, the terms hereof. Reference to any Law means such Law as amended, modified, codified, replaced or re-enacted, in whole or in part, including rules, regulations, enforcement procedures and any interpretations promulgated thereunder. Each and every reference to share prices, shares of Common Stock (including, without limitation the First Tranche Purchase Shares, Second Tranche Purchase Shares, and Shares) and any other numbers in this Agreement that relate to the Common Stock (including, without limitation the First Tranche Purchase Shares, Second Tranche Purchase Shares, and Shares) shall be automatically adjusted for any stock splits, stock dividends, stock combinations, recapitalizations or other similar transactions that occur with respect to the Common Stock after the date of this Agreement. Underscored references to Articles, Sections or Schedules shall refer to those portions of this Agreement. The use of the terms “hereunder,” “hereof,” “hereto” and words of similar import shall refer to this Agreement as a whole and not to any particular Article, Section or clause of or Exhibit, Annex or Schedule to this Agreement.

Section 6.14 Counterparts. This Agreement may be executed in two or more identical counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each Party and delivered to the other Party; provided that a facsimile signature or signature delivered by e-mail in a “.pdf” format data file, including any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com, www.echosign.adobe.com, etc., shall be considered due execution and shall be binding upon the signatory thereto with the same force and effect as if the signature were an original signature.

Section 6.15 Publicity. The Company shall afford the Buyer and its counsel with the opportunity to review and comment upon, shall consult with the Buyer and its counsel on the form and substance of, and shall give due consideration to all such comments from the Buyer or its counsel on, any press release, Commission filing or any other public disclosure by or on behalf of the Company relating to the Buyer, its purchases of Shares hereunder or any aspect of this Agreement or the Registration Rights Agreement or the Transactions, not less than six (6) hours prior to the issuance, filing or public disclosure thereof.

[Signature Page Follows]

IN WITNESS WHEREOF, the Parties have caused this Agreement to be duly executed as of the date hereof.

FOXO Technologies Inc.

By:
Name:	Tyler Danielson
Title:	Interim Chief Executive Officer

Company Signature Page to Stock Purchase Agreement

IN WITNESS WHEREOF, the undersigned have caused this Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

Name of Buyer: ________________________________________________________

Signature of Authorized Signatory of Buyer: _________________________________

Name of Authorized Signatory: _______________________________________________

Title of Authorized Signatory: ________________________________________________

Email Address of Authorized Signatory: _________________________________________

Address for Notice to Buyer:

Address for Delivery of Shares to Buyer (if not same as address for notice):

First Tranche Purchase Price: $_________________

First Tranche Purchase Shares: _________________

Second Tranche Purchase Price: $_________________

Second Tranche Purchase Shares: _________________

Buyer Signature Page to Stock Purchase Agreement

EXHIBIT A

Form of Registration Rights Agreement

See Exhibit 10.2 to this Current Report on Form 8-K

Exhibit 10.2

REGISTRATION RIGHTS AGREEMENT

THIS REGISTRATION RIGHTS AGREEMENT (this “Agreement”) is made and entered into as of July [●], 2023, by and among FOXO Technologies Inc., a Delaware corporation (the “Company”), and each Holder (as defined below) named on the signature pages attached hereto. This Agreement is made pursuant to the Stock Purchase Agreement, dated as of the date hereof, by and between the Company and the Holder (the “Purchase Agreement”).

The Company and the Holders hereby agrees as follows:

1. Definitions.

Capitalized terms used and not otherwise defined herein that are defined in the Purchase Agreement shall have the meanings given such terms in the Purchase Agreement. As used in this Agreement, the following terms shall have the following meanings:

“Advice” shall have the meaning set forth in Section 6(d).

“Effectiveness Deadline” means, with respect to the Initial Registration Statement required to be filed hereunder, the 45th calendar day following Filing Deadline (or, in the event of a substantive review by the Commission, the 90th calendar day following the Filing Deadline) and with respect to any additional Registration Statements which may be required pursuant to Section 2(c), the 30th calendar day following the date on which an additional Registration Statement is required to be filed hereunder (or, in the event of a substantive review by the Commission, the 90th calendar day following the date such additional Registration Statement is required to be filed hereunder); provided, however, that in the event the Company is notified by the Commission that one or more of the above Registration Statements will not be reviewed or is no longer subject to further review and comments, the Effectiveness Deadline as to such Registration Statement shall be the fifth (5th) Trading Day following the date on which the Company is so notified if such date precedes the dates otherwise required above; provided, further, that if such Effectiveness Deadline falls on a day that is not a Trading Day, then the Effectiveness Deadline shall be the next succeeding Trading Day.

“Effectiveness Period” shall have the meaning set forth in Section 2(a).

“Filing Deadline” means, with respect to the Initial Registration Statement required hereunder, the 7th calendar day following the date of execution of this Agreement, and with respect to any additional Registration Statements which may be required pursuant to Section 2(c), the earliest practical date on which the Company is permitted by SEC Guidance to file such additional Registration Statement related to the Registrable Securities.

“Holder” or “Holders” means the holder or holders, as the case may be, from time-to-time of Registrable Securities.

“Indemnified Party” shall have the meaning set forth in Section 5(c).

“Indemnifying Party” shall have the meaning set forth in Section 5(c).

“Initial Registration Statement” means the initial Registration Statement filed pursuant to this Agreement.

“Losses” shall have the meaning set forth in Section 5(a).

“Plan of Distribution” shall have the meaning set forth in Section 2(a).

“Proceeding(s)” means any writ, injunction, decree, order, judgment, lawsuit, claim, action, arbitration, proceeding, investigation, summons, audit or hearing (in each case, whether civil, criminal, administrative, investigative or informal) commenced, brought, conducted or heard by or before, or otherwise involving, any governmental authority.

“Prospectus” means the prospectus included in a Registration Statement (including, without limitation, a prospectus that includes any information previously omitted from a prospectus filed as part of an effective registration statement in reliance upon Rule 430A promulgated by the Commission pursuant to the Securities Act), as amended or supplemented by any prospectus supplement, with respect to the terms of the offering of any portion of the Registrable Securities covered by a Registration Statement, and all other amendments and supplements to the Prospectus, including post-effective amendments, and all material incorporated by reference or deemed to be incorporated by reference in such Prospectus.

“Registrable Securities” means, as of any date of determination, (a) all shares of Common Stock issued pursuant to the Purchase Agreement, and (b) any securities issued or then issuable upon any stock split, dividend or other distribution, recapitalization or similar event with respect to the foregoing; provided, however, that the Holder has completed and delivered to the Company a Selling Stockholder Questionnaire and that any such Registrable Securities shall cease to be Registrable Securities (and the Company shall not be required to maintain the effectiveness of any, or file another, Registration Statement hereunder with respect thereto) for so long as: (x) a Registration Statement with respect to the sale of such Registrable Securities is declared effective by the Commission under the Securities Act and such Registrable Securities have been disposed of by the Holder in accordance with such effective Registration Statement, (y) such Registrable Securities have been previously sold in accordance with Rule 144, or (z) such securities become eligible for resale without volume or manner-of-sale restrictions pursuant to Rule 144 (assuming that such securities and any securities issuable upon exercise, conversion or exchange of which, or as a dividend upon which, such securities were issued or are issuable, were at no time held by any Affiliate of the Company), as reasonably determined by the Company, upon the advice of counsel to the Company.

“Registration Statement” means any registration statement required to be filed hereunder pursuant to Section 2(a) and any additional registration statements contemplated by Section 2(c), including (in each case) the Prospectus, amendments, and supplements to any such registration statement or Prospectus, including pre- and post-effective amendments, all exhibits thereto, and all material incorporated by reference or deemed to be incorporated by reference in any such registration statement.

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“Rule 415” means Rule 415 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended or interpreted from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same purpose and effect as such Rule.

“Rule 424” means Rule 424 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended or interpreted from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same purpose and effect as such Rule.

“Selling Stockholder Questionnaire” means a questionnaire in the form attached as Annex B hereto, or such other form of questionnaire as may reasonably be adopted by the Company from time to time.

“SEC Guidance” means (i) any publicly available written or oral guidance of the Commission staff, or any comments, requirements, or requests of the Commission staff and (ii) the Securities Act.

2. Resale Registration.

(a) On or prior to each Filing Deadline, the Company shall prepare and file with the Commission a Registration Statement covering the resale of all the Registrable Securities that are not then registered on an effective Registration Statement for an offering to be made on a continuous basis pursuant to Rule 415. Each Registration Statement filed hereunder shall be on Form S-1 (or Form S-3, if available to register for resale the Registrable Securities, or such other form available to register for resale the Registrable Securities) and shall contain substantially the “Plan of Distribution” attached hereto as Annex A. Subject to the terms of this Agreement, the Company shall use its commercially reasonable efforts to cause a Registration Statement filed under this Agreement to be declared effective under the Securities Act as promptly as possible after the filing thereof, but in any event no later than the applicable Effectiveness Deadline, and shall use its commercially reasonable efforts to keep such Registration Statement continuously effective under the Securities Act until the earlier of (i) six (6) months after the Initial Registration Statement has been declared effective by the Commission or (ii) the date that all Registrable Securities covered by such Registration Statement (A) have been sold, thereunder or pursuant to Rule 144, or (B) may be sold without volume or manner-of-sale restrictions pursuant to Rule 144 and without the requirement for the Company to be in compliance with the current public information requirement under Rule 144, as determined by the counsel to the Company pursuant to a written opinion letter to such effect, addressed and acceptable to the Transfer Agent and the affected Holders (the “Effectiveness Period”). The Company shall promptly notify the Holders via e-mail of the effectiveness of a Registration Statement. The Company shall file a final Prospectus with the Commission as required by Rule 424.

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(b) Notwithstanding the registration obligations set forth in Section 2(a), if the Commission informs the Company that all of the Registrable Securities cannot, as a result of the application of Rule 415, be registered for resale as a secondary offering on a single registration statement, the Company agrees to promptly inform each of the Holders thereof and use its commercially reasonable efforts to file amendments to the Initial Registration Statement as required by the Commission, covering the maximum number of Registrable Securities permitted to be registered by the Commission, on Form S-1 or such other form available to register for resale the Registrable Securities as a secondary offering.

(c) Notwithstanding any other provision of this Agreement, if the Commission or any SEC Guidance sets forth a limitation on the number of Registrable Securities permitted to be registered on a particular Registration Statement as a secondary offering (and notwithstanding that the Company used commercially reasonable efforts to advocate with the Commission for the registration of all or a greater portion of Registrable Securities), unless otherwise directed in writing by a Holder as to its Registrable Securities, the number of Registrable Securities to be registered on such Registration Statement will be reduced first to reduce or eliminate any securities to be included by any Person other than a Holder. In the event of a cutback hereunder, the Company shall give a Holder at least two (2) Trading Days prior written notice along with the calculations as to such Holder’s allotment. In the event the Company amends the Initial Registration Statement in accordance with the foregoing, the Company will use its commercially reasonable efforts to file with the Commission, as promptly as allowed by Commission or SEC Guidance provided to the Company or to registrants of securities in general, one or more registration statements on Form S-1 or such other form available to register for resale those Registrable Securities that were not registered for resale on the Initial Registration Statement, as amended.

(d) Each Holder agrees to furnish to the Company a completed Selling Stockholder Questionnaire within two (2) Business Days following the date of this Agreement. Each Holder further agrees that it shall not be entitled to be named as a selling security holder in the Registration Statement or use the Prospectus for offers and resales of Registrable Securities at any time unless such Holder has returned to the Company a completed and signed Selling Stockholder Questionnaire. If a Holder of Registrable Securities returns a Selling Stockholder Questionnaire after the deadline specified in this Section 2(d), the Company shall use its commercially reasonable efforts to take such actions as are required to name such Holder as a selling security holder in the Registration Statement or any pre-effective or post-effective amendment thereto and to include (to the extent not theretofore included) in the Registration Statement the Registrable Securities identified in such late Selling Stockholder Questionnaire; provided that the Company shall not be required to file an additional Registration Statement solely for such shares. Each Holder acknowledges and agrees that the information in the Selling Stockholder Questionnaire will be used and relied upon by the Company in the preparation of the Registration Statement and hereby consents to the inclusion of such information in the Registration Statement.

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3. Registration Procedures. In connection with the Company’s registration obligations hereunder, the Company shall:

(a) Not less than [one (1) Trading Day][two (2) Trading Days] prior to the filing of each Registration Statement, the Company shall: (i) furnish to each Holder copies of all such documents proposed to be filed, which documents will be subject to the reasonable review of such Holders, and (ii) use its commercially reasonable efforts to cause its officers and directors, counsel and independent registered public accountants to respond to such inquiries as shall be necessary, in the reasonable opinion of respective counsel to each Holder, to conduct a reasonable investigation within the meaning of the Securities Act. Notwithstanding the foregoing, the Company shall not be obligated to provide the Holders advanced copies of any proposed universal shelf registration statement registering securities in addition to those securities required to be registered hereunder.

(b) (i) Prepare and file with the Commission such amendments, including post-effective amendments, to a Registration Statement used in connection therewith as may be necessary to keep a Registration Statement continuously effective as to the applicable Registrable Securities for the Effectiveness Period and prepare and file with the Commission such additional Registration Statement(s) in order to register for resale under the Securities Act any and all of the Registrable Securities, (ii) cause the related Prospectus to be amended or supplemented, from time to time, by any required Prospectus supplement (subject to the terms of this Agreement), and, as so supplemented or amended, to be filed pursuant to Rule 424, (iii) respond as promptly as reasonably practicable to any comments received from the Commission with respect to a Registration Statement or any amendment thereto and provide as promptly as reasonably practicable to the Holders true, accurate and complete copies of all correspondence from and to the Commission related to and/or applicable to a Holder in the reasonable opinion of the Company relating to a Registration Statement (provided that, the Company shall excise its business judgment with regard to any information contained therein which would constitute material non-public information regarding the Company or any of its Subsidiaries), and (iv) comply in all material respects with the applicable provisions of the Securities Act and the Exchange Act with respect to the disposition of all Registrable Securities covered by a Registration Statement during the Effectiveness Period in accordance (subject to the terms of this Agreement) with the intended methods of disposition by the Holders thereof set forth in such Registration Statement as so amended or in such Prospectus as so supplemented.

(c) Notify the Holders of Registrable Securities intended to be sold (which notice shall, pursuant to clauses (iii) through (vi) hereof, be accompanied by an instruction to suspend the use of the Prospectus until the requisite changes have been made) as promptly as reasonably possible (and, in the case of (i)(A) below, not less than one (1) Trading Day prior to such filing) and (if requested by any such Person) confirm such notice in writing no later than one (1) Trading Day following the day (i)(A) when a Prospectus or any Prospectus supplement or post-effective amendment to a Registration Statement is proposed to be filed, (B) when the Commission notifies the Company whether there will be a “review” of such Registration Statement and whenever the Commission comments in writing on such Registration Statement, and (C) with respect to a Registration Statement or any post-effective amendment, when the same has become effective, (ii) of any request by the Commission or any other federal or state governmental authority for amendments or supplements to a Registration Statement or Prospectus or for additional information, (iii) of the issuance by the Commission or any other federal or state governmental authority of any stop order suspending the effectiveness of a Registration Statement covering any or all of the Registrable Securities or the initiation of any Proceedings for that purpose, (iv) of the receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Registrable Securities for sale in any jurisdiction, or the initiation or threatening of any Proceeding for such purpose, and (v) of the occurrence of any event or passage of time that makes the financial statements included in a Registration Statement stale or otherwise ineligible for inclusion therein or any statement made in a Registration Statement or Prospectus or any document incorporated or deemed to be incorporated therein by reference untrue in any material respect or that requires any material revisions to a Registration Statement, Prospectus or other documents so that, in the case of a Registration Statement or the Prospectus, as the case may be, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, in no event shall any such notice contain any information which would constitute material, non-public information regarding the Company or any of its Subsidiaries.

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(d) Use its commercially reasonable efforts to avoid the issuance of, or, if issued, obtain the withdrawal of (i) any order stopping or suspending the effectiveness of a Registration Statement, or (ii) any suspension of the qualification (or exemption from qualification) of any of the Registrable Securities for sale in any jurisdiction, at the earliest practicable moment.

(e) Subject to the terms of this Agreement, the Company hereby consents to the use of such Prospectus and each amendment or supplement thereto by each of the selling Holders in connection with the offering and sale of the Registrable Securities covered by such Prospectus and any amendment or supplement thereto, except after the giving of any notice pursuant to Section 3(c).

(f) Prior to any resale of Registrable Securities by a Holder, use its commercially reasonable efforts to register or qualify or cooperate with the selling Holders in connection with the registration or qualification (or exemption from the Registration or qualification) of such Registrable Securities for the resale by the Holder under the securities or Blue Sky laws of such jurisdictions within the United States as any Holder reasonably requests in writing, to keep each registration or qualification (or exemption therefrom) effective during the Effectiveness Period and to do any and all other acts or things reasonably necessary to enable the disposition in such jurisdictions of the Registrable Securities covered by each Registration Statement; provided, that, the Company shall not be required to qualify generally to do business in any jurisdiction where it is not then so qualified, subject the Company to any material tax in any such jurisdiction where it is not then so subject or file a general consent to service of process in any such jurisdiction.

(g) If requested by a Holder, cooperate with such Holder to facilitate the timely preparation and delivery of certificates or direct registration statements in book entry form representing Registrable Securities to be delivered to a transferee pursuant to a Registration Statement, which certificates shall be free, to the extent permitted by the Purchase Agreement (solely with respect to Holders a party thereto) and applicable securities laws, of all restrictive legends, and to enable such Registrable Securities to be in such denominations and registered in such names as any such Holder may reasonably request.

(h) Upon the occurrence of any event contemplated by Section 3(c), as promptly as reasonably practicable under the circumstances taking into account the Company’s good faith assessment of any adverse consequences to the Company and its stockholders of the premature disclosure of any such event, prepare a supplement or amendment, including a post-effective amendment to a Registration Statement or a supplement to any related Prospectus or any document incorporated or deemed to be incorporated therein by reference, and file any other required document so that, as thereafter delivered, neither a Registration Statement nor such Prospectus will contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading at the time made. If the Company notifies the Holders in accordance with Section 3(c) above to suspend the use of any Prospectus until the requisite changes to such Prospectus have been made, then the Holders shall suspend use of such Prospectus. The Company will use its commercially reasonable efforts to ensure that the use of the Prospectus may be resumed as promptly as is practicable. In addition, if (i) there is material non-public information regarding the Company which the Company’s Board of Directors (the “Board”) determines not to be in the Company’s best interest to disclose and which the Company is not otherwise required to disclose, or (ii) there is a significant business opportunity (including, but not limited to, the acquisition or disposition of assets (other than in the ordinary course of business) or any merger, consolidation, tender offer or other similar transaction) available to the Company which the Board determines not to be in the Company’s best interest to disclose, then the Company may (x) postpone or suspend filing of a registration statement for a period not to exceed forty-five (45) consecutive days or (y) postpone or suspend effectiveness of a registration statement for a period not to exceed forty-five (45) consecutive days; provided, that the Company may not postpone or suspend effectiveness of a registration statement under this Section for more than ninety (90) days in the aggregate during any three hundred sixty (360) day period; provided, however, that no such postponement or suspension shall be permitted for consecutive twenty (20) day periods arising out of the same set of facts, circumstances or transactions.

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(i) Comply in all material respects with all applicable rules and regulations of the Commission.

(j) The Company shall require each selling Holder to furnish to the Company a certified statement as to the number of shares of Common Stock beneficially owned by such Holder and, if required by the Commission, the natural persons thereof that have voting and dispositive control over the shares, pursuant to the Selling Stockholder Questionnaire.

4. Registration Expenses. All fees and expenses incident to the performance of or compliance with this Agreement by the Company shall be borne by the Company whether or not any Registrable Securities are sold pursuant to a Registration Statement. The fees and expenses referred to in the foregoing sentence shall include, without limitation, (i) all registration and filing fees (including, without limitation, fees and expenses of the Company’s counsel and independent registered public accountants) (A) with respect to filings made with the Commission, (B) with respect to filings required to be made with any Principal Market on which the Common Stock is then listed for trading, and (C) in compliance with applicable state securities or Blue Sky laws reasonably agreed to by the Company in writing (including, without limitation, fees and disbursements of counsel for the Company in connection with Blue Sky qualifications or exemptions of the Registrable Securities), (ii) printing expenses (including, without limitation, expenses of printing certificates for Registrable Securities), (iii) messenger, telephone and delivery expenses, (iv) fees and disbursements of counsel for the Company, (v) Securities Act liability insurance, if the Company so desires such insurance, and (vi) fees and expenses of all other Persons retained by the Company in connection with the consummation of the transactions contemplated by this Agreement. In addition, the Company shall be responsible for all of its internal expenses incurred in connection with the consummation of the transactions contemplated by this Agreement (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), the expense of any annual audit and the fees and expenses incurred in connection with the listing of the Registrable Securities on any securities exchange as required hereunder. In no event shall the Company be responsible for any broker or similar commissions of any Holder or any legal fees, or other costs of the Holders.

5. Indemnification.

(a) Indemnification by the Company. The Company shall, notwithstanding any termination of this Agreement, indemnify and hold harmless each Holder, the officers, directors, members, partners, agents, brokers (including brokers who offer and sell Registrable Securities as principal as a result of a pledge or any failure to perform under a margin call of Common Stock), investment advisors and employees (and any other Persons with a functionally equivalent role of a Person holding such titles, notwithstanding a lack of such title or any other title) of each of them, each Person who controls any such Holder (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) and the officers, directors, members, stockholders, partners, agents and employees (and any other Persons with a functionally equivalent role of a Person holding such titles, notwithstanding a lack of such title or any other title) of each such controlling Person, to the fullest extent permitted by applicable law, from and against any and all losses, claims, damages, liabilities, costs (including, without limitation, reasonable attorneys’ fees) and expenses (collectively, “Losses”), as incurred, arising out of or relating to (1) any untrue or alleged untrue statement of a material fact contained in a Registration Statement, any Prospectus or any form of prospectus or in any amendment or supplement thereto or in any preliminary prospectus, or arising out of or relating to any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein (in the case of any Prospectus or supplement thereto, in light of the circumstances under which they were made) not misleading or (2) any violation or alleged violation by the Company of the Securities Act, the Exchange Act or any state securities law, or any rule or regulation thereunder, in connection with the performance of its obligations under this Agreement, except to the extent, but only to the extent, that (i) such untrue statements or omissions are based solely upon information regarding such Holder furnished in writing to the Company by such Holder expressly for use therein, or to the extent that such information relates to such Holder or such Holder’s proposed method of distribution of Registrable Securities and was reviewed and expressly approved in writing by such Holder expressly for use in a Registration Statement, such Prospectus or in any amendment or supplement thereto (it being understood that the Holder has approved Annex A hereto for this purpose) or (ii) in the case of an occurrence of an event of the type specified in Section 3(c)(iii)-(vi), the use by such Holder of an outdated, defective or otherwise unavailable Prospectus after the Company has notified such Holder in writing that the Prospectus is outdated, defective or otherwise unavailable for use by such Holder and prior to the receipt by such Holder of the Advice contemplated in Section 6(d). The Company shall notify the Holders promptly of the institution, threat or assertion of any Proceeding arising from or in connection with the transactions contemplated by this Agreement of which the Company is aware. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such indemnified person and shall survive the transfer of any Registrable Securities by any of the Holders in accordance with Section 6(h).

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(b) Indemnification by Holders. Each Holder shall, severally and not jointly, indemnify and hold harmless the Company, its directors, officers, agents and employees, each Person who controls the Company (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act), and the directors, officers, agents or employees of such controlling Persons, to the fullest extent permitted by applicable law, from and against all Losses, as incurred, to the extent arising out of or based solely upon: any untrue or alleged untrue statement of a material fact contained in any Registration Statement, any Prospectus, or in any amendment or supplement thereto or in any preliminary prospectus, or arising out of or relating to any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein (in the case of any Prospectus or supplement thereto, in light of the circumstances under which they were made) not misleading (i) to the extent, but only to the extent, that such untrue statement or omission is contained in any information so furnished in writing by such Holder to the Company expressly for inclusion in such Registration Statement or such Prospectus or (ii) to the extent, but only to the extent, that such information relates to such Holder’s information provided in the Selling Stockholder Questionnaire or the proposed method of distribution of Registrable Securities and was reviewed and expressly approved in writing by such Holder expressly for use in a Registration Statement (it being understood that the Holder has approved Annex A hereto for this purpose), such Prospectus or in any amendment or supplement thereto. In no event shall the liability of a selling Holder be greater in amount than the dollar amount of the proceeds (net of all expenses paid by such Holder in connection with any claim relating to this Section 5 and the amount of any damages such Holder has otherwise been required to pay by reason of such untrue statement or omission) received by such Holder upon the sale of the Registrable Securities included in the Registration Statement giving rise to such indemnification obligation.

(c) Conduct of Indemnification Proceedings. If any Proceeding shall be brought or asserted against any Person entitled to indemnity hereunder (an “Indemnified Party”), such Indemnified Party shall promptly notify the Person from whom indemnity is sought (the “Indemnifying Party”) in writing, and the Indemnifying Party shall have the right to assume the defense thereof, including the employment of counsel reasonably satisfactory to the Indemnified Party and the payment of all fees and expenses incurred in connection with defense thereof; provided, that, the failure of any Indemnified Party to give such notice shall not relieve the Indemnifying Party of its obligations or liabilities pursuant to this Agreement, except (and only) to the extent that it shall be finally determined by a court of competent jurisdiction (which determination is not subject to appeal or further review) that such failure shall have materially and adversely prejudiced the Indemnifying Party.

An Indemnified Party shall have the right to employ separate counsel in any such Proceeding and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party or Parties unless: (1) the Indemnifying Party has agreed in writing to pay such fees and expenses, (2) the Indemnifying Party shall have failed promptly to assume the defense of such Proceeding and to employ counsel reasonably satisfactory to such Indemnified Party in any such Proceeding, or (3) the named parties to any such Proceeding (including any impleaded parties) include both such Indemnified Party and the Indemnifying Party, and counsel to the Indemnified Party shall reasonably believe that a material conflict of interest is likely to exist if the same counsel were to represent such Indemnified Party and the Indemnifying Party (in which case, if such Indemnified Party notifies the Indemnifying Party in writing that it elects to employ separate counsel at the expense of the Indemnifying Party, the Indemnifying Party shall not have the right to assume the defense thereof and the reasonable fees and expenses of no more than one separate counsel shall be at the expense of the Indemnifying Party). The Indemnifying Party shall not be liable for any settlement of any such Proceeding effected without its written consent, which consent shall not be unreasonably withheld or delayed. No Indemnifying Party shall, without the prior written consent of the Indemnified Party, effect any settlement of any pending Proceeding in respect of which any Indemnified Party is a party, unless such settlement includes an unconditional release of such Indemnified Party from all liability on claims that are the subject matter of such Proceeding.

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Subject to the terms of this Agreement, all reasonable fees and expenses of the Indemnified Party (including reasonable fees and expenses to the extent incurred in connection with investigating or preparing to defend such Proceeding in a manner not inconsistent with this Section) shall be paid to the Indemnified Party, as incurred, within ten Trading Days of written notice thereof to the Indemnifying Party; provided, that, the Indemnified Party shall promptly reimburse the Indemnifying Party for that portion of such fees and expenses applicable to such actions for which such Indemnified Party is finally determined by a court of competent jurisdiction (which determination is not subject to appeal or further review) not to be entitled to indemnification hereunder.

(d) Contribution. If the indemnification under Section 5(a) or 5(b) is unavailable to an Indemnified Party or insufficient to hold an Indemnified Party harmless for any Losses, then each Indemnifying Party shall contribute to the amount paid or payable by such Indemnified Party, in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party and Indemnified Party in connection with the actions, statements or omissions that resulted in such Losses as well as any other relevant equitable considerations. The relative fault of such Indemnifying Party and Indemnified Party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission of a material fact, has been taken or made by, or relates to information supplied by, such Indemnifying Party or Indemnified Party, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such action, statement or omission. The amount paid or payable by a party as a result of any Losses shall be deemed to include, subject to the limitations set forth in this Agreement, any reasonable attorneys’ or other fees or expenses incurred by such party in connection with any Proceeding to the extent such party would have been indemnified for such fees or expenses if the indemnification provided for in this Section was available to such party in accordance with its terms.

The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 5(d) were determined by pro rata allocation or by any other method of allocation that does not take into account the equitable considerations referred to in the immediately preceding paragraph. In no event shall the contribution obligation of a Holder of Registrable Securities be greater in amount than the dollar amount of the proceeds (net of all expenses paid by such Holder in connection with any claim relating to this Section 5 and the amount of any damages such Holder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission) received by it upon the sale of the Registrable Securities giving rise to such contribution obligation.

The indemnity and contribution agreements contained in this Section are in addition to any liability that the Indemnifying Parties may have to the Indemnified Parties.

6. Miscellaneous.

(a) Remedies. In the event of a breach by the Company or by a Holder of any of their respective obligations under this Agreement, each Holder or the Company, as the case may be, in addition to being entitled to exercise all rights granted by law and under this Agreement, including recovery of damages, shall be entitled to specific performance of its rights under this Agreement. Each of the Company and each Holder agrees that monetary damages would not provide adequate compensation for any losses incurred by reason of a breach by it of any of the provisions of this Agreement and hereby further agrees that, in the event of any action for specific performance in respect of such breach, it shall not assert or shall waive the defense that a remedy at law would be adequate.

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(b) No Piggyback on Registrations; Prohibition on Filing Other Registration Statements. Except as contemplated by Section 6(e) herein, and except as set forth in Schedule I attached hereto, neither the Company nor any of its security holders (other than the Holders in such capacity pursuant hereto) may include securities of the Company in any Registration Statements other than the Registrable Securities. Except in connection with the items described in Schedule I attached hereto, the Company shall not file any other registration statements until a Registration Statement has been filed with the Commission covering all of the Registrable Securities, provided that this Section 6(b), (i) shall not prohibit the Company from filing amendments to registration statements filed prior to the date of this Agreement and (ii) shall not prohibit the Company from filing a shelf registration statement on Form S-3 for a primary offering by the Company, provided that the Company makes no offering of securities pursuant to such shelf registration statement prior to the effective date of the Registration Statement required hereunder that includes all of the Registrable Securities; provided, however, that upon the filing of a Registration Statement covering all of the Registrable Securities, the Company shall be permitted to file any other registration statements in connection with a primary offering regardless of whether a Registration Statement covering all of the Registrable Securities has been declared effective by the Commission; provided, further, that once all Registrable Securities are registered pursuant to a Registration Statement that is declared effective by the Commission, the Company shall be permitted to file any other registration statements.

(c) Compliance. Each Holder covenants and agrees that it will comply with the prospectus delivery requirements of the Securities Act as applicable to it (unless an exemption therefrom is available) in connection with sales of Registrable Securities pursuant to a Registration Statement.

(d) Discontinued Disposition. By its acquisition of Registrable Securities, each Holder agrees that, upon receipt of a notice from the Company of the occurrence of any event of the kind described in Section 3(c), such Holder will forthwith discontinue disposition of such Registrable Securities under a Registration Statement until it is advised in writing (the “Advice”) by the Company that the use of the applicable Prospectus (as it may have been supplemented or amended) may be resumed. The Company will use its commercially reasonable efforts to ensure that the use of the Prospectus may be resumed as promptly as is practicable.

(e) Piggy-Back Registrations. If, at any time during the Effectiveness Period, there is not an effective Registration Statement covering all of the Registrable Securities and the Company shall determine to prepare and file with the Commission a registration statement relating to an offering for its own account or the account of others under the Securities Act of any of its equity securities, other than on Form S-4 or Form S-8 (each as promulgated under the Securities Act) or their then equivalents relating to equity securities to be issued solely in connection with any acquisition of any entity or business or equity securities issuable in connection with the Company’s stock option or other employee benefit plans, then the Company shall deliver to each Holder a written notice of such determination and, if within ten (10) days after the date of the delivery of such notice, any such Holder shall so request in writing, the Company shall include in such registration statement all or any part of such Registrable Securities such Holder requests to be registered; provided, however, that the Company shall not be required to register any Registrable Securities pursuant to this Section 6(e) that are eligible for resale pursuant to Rule 144 (without volume restrictions or current public information requirements) promulgated by the Commission pursuant to the Securities Act or that are the subject of a then effective Registration Statement. In connection with any offering involving an underwriting of shares of the Company’s capital stock, the Company shall not be required to include any of the Registrable Securities in such underwriting unless the Holder accepts the terms of the underwriting as agreed upon between the Company and its underwriters, and then only in such quantity as the underwriters in their sole discretion determine will not jeopardize the success of the offering by the Company. If the total number of securities, requested by stockholders to be included in such offering exceeds the number of securities to be sold (other than by the Company) that the underwriters in their reasonable discretion determine is compatible with the success of the offering, then the Company shall be required to include in the offering only that number of such securities, including Registrable Securities, which the underwriters and the Company in their sole discretion determine will not jeopardize the success of the offering. If the underwriters determine that less than all of the Registrable Securities requested to be registered can be included in such offering, then the Registrable Securities that are included in such offering shall be allocated among the Holders of Registrable Securities in proportion (as nearly as practicable to) the number of Registrable Securities owned by each Holder requesting registration.

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(f) Amendments and Waivers. The provisions of this Agreement, including the provisions of this sentence, may not be amended, modified, or supplemented, and waivers or consents to departures from the provisions hereof may not be given, unless the same shall be in writing and signed by the Company and the Holders of at least a majority of the then outstanding Registrable Securities. If a Registration Statement does not register all the Registrable Securities pursuant to a waiver or amendment done in compliance with the previous sentence, then the number of Registrable Securities to be registered for each Holder shall be reduced pro rata among all Holders and each Holder shall have the right to designate which of its Registrable Securities shall be omitted from such Registration Statement. Notwithstanding the foregoing, a waiver or consent to depart from the provisions hereof with respect to a matter that relates exclusively to the rights of a Holder or some Holders and that does not directly or indirectly affect the rights of other Holders may be given only by such Holder or Holders of all the Registrable Securities to which such waiver or consent relates. No consideration shall be offered or paid to any Person to amend or consent to a waiver or modification of any provision of this Agreement unless the same consideration also is offered to all the parties to this Agreement.

(g) Notices. All notices or other communications or deliveries required or permitted to be provided hereunder shall be delivered as set forth in the Purchase Agreement.

(h) Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors and permitted assigns of each of the parties and shall inure to the benefit of each Holder. The Company may not assign (except by merger) its rights or obligations hereunder without the prior written consent of all of the Holders of the then outstanding Registrable Securities. Each Holder may assign their respective rights hereunder to any Person to whom such Holder assigns or transfers any Registrable Securities, provided that such transferee agrees in writing to be bound, with respect to the transferred Registrable Securities, by the provisions of this Agreement and any other Transaction Document that applies to the Holders.

(i) No Inconsistent Agreements. Neither the Company nor any of its Subsidiaries has entered, as of the date hereof, nor shall the Company or any of its Subsidiaries, on or after the date of this Agreement, enter into any agreement with respect to its securities, that would have the effect of impairing the rights granted to the Holders in this Agreement or otherwise conflicts in any material respect with the provisions hereof. Neither the Company nor any of its Subsidiaries has previously entered into any agreement granting any registration rights with respect to any of its securities to any Person that have not been satisfied in full, except in connection with the items described in Schedule I attached hereto.

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(j) Execution and Counterparts. This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission or by e-mail delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “.pdf” signature page was an original thereof.

(k) Governing Law. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be determined in accordance with the provisions of the Purchase Agreement.

(l) Cumulative Remedies. The remedies provided herein are cumulative and not exclusive of any other remedies provided by law.

(m) Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their commercially reasonable efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants, and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

(n) Headings. The headings in this Agreement are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof.

(o) Independent Nature of Holders’ Obligations and Rights. The obligations of each Holder hereunder are several and not joint with the obligations of any other Holder hereunder, and no Holder shall be responsible in any way for the performance of the obligations of any other Holder hereunder. Nothing contained herein or in any other agreement or document delivered at any closing, and no action taken by any Holder pursuant hereto or thereto, shall be deemed to constitute the Holders as a partnership, an association, a joint venture or any other kind of group or entity, or create a presumption that the Holders are in any way acting in concert or as a group or entity with respect to such obligations or the transactions contemplated by this Agreement or any other matters. Each Holder shall be entitled to protect and enforce its rights, including without limitation the rights arising out of this Agreement, and it shall not be necessary for any other Holder to be joined as an additional party in any proceeding for such purpose. It is expressly understood and agreed that each provision contained in this Agreement is between the Company and a Holder, solely, and not between the Company and the Holders collectively and not between and among Holders.

********************

(Signature Pages Follow)

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IN WITNESS WHEREOF, the parties have executed this Registration Rights Agreement as of the date first written above.

FOXO Technologies INC.

By:
	Name:	Tyler Danielson
	Title:	Interim Chief Executive Officer

[SIGNATURE PAGE OF HOLDERS FOLLOWS]

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[SIGNATURE PAGE OF HOLDERS TO RRA]

Name of Holder:

Signature of Authorized Signatory of Holder: __________________________

Name of Authorized Signatory:

Title of Authorized Signatory:

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SCHEDULE I

Reference is made to the terms of:

●	the Warrant Agreement, dated December 10, 2020, between the Company and Continental Stock Transfer & Trust Company, as Warrant Agent;

●	the Registration Rights Agreement, dated December 10, 2020, by and among the Company and certain security holders;

●	the Company’s Offer to Exchange Warrants to Acquire Shares of Class A Common Stock and Consent Solicitation, commenced on April 27, 2023;

●	the Company’s Offer to Amend 15% Senior Promissory Notes and Consent Solicitation, commenced on April 27, 2023;

●	the general release agreement, dated as of June 16, 2023, between the Company and Baboon Partners, LLC, a former holder of 10% Original Issue Discount Convertible Debentures issued in 2022 by FOXO Technologies Operating Company (“2022 Bridge Debentures”);

●	the general release agreement, dated as of June 20, 2023, between the Company and Inpixon, a former holder of 2022 Bridge Debentures;

●	any additional general release agreements that the Company may enter into with any former holders of 2022 Bridge Debentures that have not executed a general release agreement as of the date of this Agreement; and

●	each registration rights agreement that the Company has entered into or may enter into with an investor in connection with such investor’s purchase of shares in a private placement of the Company’s Class A common stock, $0.0001 par value, pursuant to a stock purchase agreement with terms substantially similar to the terms of the Purchase Agreement.

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Annex A

Plan of Distribution

Each Selling Stockholder (the “Selling Stockholders”) of the securities and any of their pledgees, assignees and successors-in-interest may, from time to time, sell any or all of their securities covered hereby on the Principal Market or any other stock exchange, market or trading facility on which the securities are traded or in private transactions. These sales may be at fixed or negotiated prices. A Selling Stockholder may use any one or more of the following methods when selling securities:

●	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

●	block trades in which the broker-dealer will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

●	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

●	an exchange distribution in accordance with the rules of the applicable exchange;

●	privately negotiated transactions;

●	settlement of short sales;

●	in transactions through broker-dealers that agree with the Selling Stockholders to sell a specified number of such securities at a stipulated price per security;

●	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

●	a combination of any such methods of sale; or

●	any other method permitted pursuant to applicable law.

The Selling Stockholders may also sell securities under Rule 144 or any other exemption from registration under the Securities Act of 1933, as amended (the “Securities Act”), if available, rather than under this prospectus.

Broker-dealers engaged by the Selling Stockholders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the Selling Stockholders (or, if any broker-dealer acts as agent for the purchaser of securities, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this Prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with FINRA Rule 2440; and in the case of a principal transaction a markup or markdown in compliance with FINRA IM-2440.

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In connection with the sale of the securities or interests therein, the Selling Stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the securities in the course of hedging the positions they assume. The Selling Stockholders may also sell securities short and deliver these securities to close out their short positions, or loan or pledge the securities to broker-dealers that in turn may sell these securities. The Selling Stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or create one or more derivative securities which require the delivery to such broker-dealer or other financial institution of securities offered by this prospectus, which securities such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The Selling Stockholders and any broker-dealers or agents that are involved in selling the securities may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the securities purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Each Selling Stockholder has informed the Company that it does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the securities.

The Company is required to pay certain fees and expenses incurred by the Company incident to the registration of the securities. The Company has agreed to indemnify the Selling Stockholders against certain losses, claims, damages, and liabilities, including liabilities under the Securities Act.

We agreed to keep this prospectus effective until the earlier of (i) the date on which the securities may be resold by the Selling Stockholders without registration and without regard to any volume or manner-of-sale limitations by reason of Rule 144, without the requirement for the Company to be in compliance with the current public information under Rule 144 under the Securities Act or any other rule of similar effect or (ii) all of the securities have been sold pursuant to this prospectus or Rule 144 under the Securities Act or any other rule of similar effect. The resale securities will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the resale securities covered hereby may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the resale securities may not simultaneously engage in market making activities with respect to the common stock for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution. In addition, the Selling Stockholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of the common stock by the Selling Stockholders or any other person. We will make copies of this prospectus available to the Selling Stockholders and have informed them of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale (including by compliance with Rule 172 under the Securities Act).

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Annex B

FOXO Technologies INC.

Selling Stockholder Notice and Questionnaire

The undersigned beneficial owner of Class A Common Stock (the “Registrable Securities”) of FOXO Technologies Inc., a Delaware corporation (the “Company”), understands that the Company has filed or intends to file with the Securities and Exchange Commission (the “Commission”) a registration statement (the “Registration Statement”) for the registration and resale under Rule 415 of the Securities Act of 1933, as amended (the “Securities Act”), of the Registrable Securities, in accordance with the terms of the Registration Rights Agreement (the “Registration Rights Agreement”) to which this document is annexed. A copy of the Registration Rights Agreement is available from the Company upon request at the address set forth below. All capitalized terms not otherwise defined herein shall have the meanings ascribed thereto in the Registration Rights Agreement.

In order to sell or otherwise dispose of any Registrable Securities pursuant to the Registration Statement, a holder of Registrable Securities generally will be required to be named as a selling stockholder in the related prospectus or a supplement thereto (as so supplemented, the “Prospectus”), deliver the Prospectus to Holders of Registrable Securities (including pursuant to Rule 172 under the Securities Act) and be bound by the provisions of the Registration Rights Agreement (including certain indemnification provisions, as described below). Holders must complete and deliver this Notice and Questionnaire to be named as selling stockholders in the Prospectus. Holders of Registrable Securities who do not complete, execute, and return this Notice and Questionnaire within ten (10) Business Days following the date of the Agreement (1) will not be named as selling stockholders in the Resale Registration Statement or the Prospectus and (2) may not use the Prospectus for resales of Registrable Securities.

Certain legal consequences arise from being named as a selling stockholder in the Registration Statement and the related prospectus. Accordingly, holders and beneficial owners of Registrable Securities are advised to consult their own securities law counsel regarding the consequences of being named or not being named as a selling stockholder in the Registration Statement and the related prospectus.

NOTICE

The undersigned beneficial owner (the “Selling Stockholder”) of Registrable Securities hereby elects to include the Registrable Securities owned by it in the Registration Statement. The undersigned hereby provides the following information to the Company and represents and warrants that such information is accurate:

QUESTIONNAIRE

1.	Name.

(a)	Full Legal Name of Selling Stockholder

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(b)	Full Legal Name of Registered Holder (if not the same as (a) above) through which Registrable Securities are held:

(c)	Full Legal Name of Natural Control Person (which means a natural person who directly or indirectly alone or with others has power to vote or dispose of the securities covered by this Questionnaire):

2. Address for Notices to Selling Stockholder:

Telephone:

Fax:

Contact Person:

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3. Broker-Dealer Status:

(a)	Are you a broker-dealer?

Yes ☐	No ☐

(b)	If “yes” to Section 3(a), did you receive your Registrable Securities as compensation for investment banking services to the Company?

Yes ☐	No ☐

Note:	If “no” to Section 3(b), the Commission’s staff has indicated that you should be identified as an underwriter in the Registration Statement.

(c)	Are you an affiliate of a broker-dealer?

Yes ☐	No ☐

(d)	If you are an affiliate of a broker-dealer, do you certify that you purchased the Registrable Securities in the ordinary course of business, and at the time of the purchase of the Registrable Securities to be resold, you had no agreements or understandings, directly or indirectly, with any person to distribute the Registrable Securities?

Yes ☐	No ☐

Note:	If “no” to Section 3(d), the Commission’s staff has indicated that you should be identified as an underwriter in the Registration Statement.

4. Beneficial Ownership of Securities of the Company Owned by the Selling Stockholder.

Except as set forth below in this Item 4, the undersigned is not the beneficial or registered owner of any securities of the Company other than the securities issuable pursuant to the Purchase Agreement.

(a)	Type and Amount of other securities beneficially owned by the Selling Stockholder:

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(b)	Number of shares of Common Stock to be registered pursuant to this Notice for resale:

5. Relationships with the Company:

Except as set forth below, neither the undersigned nor any of its affiliates, officers, directors, or principal equity holders (owners of 5% of more of the equity securities of the undersigned) has held any position or office or has had any other material relationship with the Company (or its predecessors or affiliates) during the past three years.

State any exceptions here:

The undersigned agrees to promptly notify the Company of any inaccuracies or changes in the information provided herein that may occur subsequent to the date hereof at any time while the Registration Statement remains effective.

By signing below, the undersigned consents to the disclosure of the information contained herein in its answers to Items 1 through 5 and the inclusion of such information in the Registration Statement and the related prospectus and any amendments or supplements thereto. The undersigned understands that such information will be relied upon by the Company in connection with the preparation or amendment of the Registration Statement and the related prospectus and any amendments or supplements thereto.

IN WITNESS WHEREOF the undersigned, by authority duly given, has caused this Notice and Questionnaire to be executed and delivered either in person or by its duly authorized agent.

Date:	Beneficial Owner:

By:
Name:
Title:

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EXHIBIT B

Form of Buyer Questionnaire

ACCREDITED INVESTOR QUESTIONNAIRE

FOXO TECHNOLOGIES INC.

This Questionnaire is being distributed to certain entities in connection with the proposed issuance of Class A Common Stock to you by FOXO Technologies Inc., a Delaware corporation (the “Company”). The purpose of this Questionnaire is to assure the Company that all such offers and purchases will meet the standards imposed by the Securities Act of 1933, as amended (the “Act”), and applicable state securities laws.

All answers will be kept confidential. However, by signing this Questionnaire, the undersigned agrees that this information may be provided by the Company to its legal and financial advisors, and the Company and such advisors may rely on the information set forth in this Questionnaire for purposes of complying with all applicable securities laws and may present this Questionnaire to such parties as it reasonably deems appropriate if called upon to establish its compliance with such securities laws. The undersigned represents that the information contained herein is complete and accurate and will notify the Company of any material change in any of such information prior to the undersigned’s investment in the Company.

For Entity Investors

Accredited Investor Certification. The undersigned makes one of the following representations regarding its net worth and certain related matters and has checked the applicable representation:

[__]	The undersigned is a trust with total assets in excess of $5,000,000 whose purchase is directed by a person with such knowledge and experience in financial and business matters that such person is capable of evaluating the merits and risks of the prospective investment.

[__]	The undersigned is a bank, an investment adviser registered pursuant to Section 203 of the Advisers Act or registered pursuant to the laws of a state, any investment adviser relying on the exemption from registering with the SEC under Section 203(l) or (m) of the Advisers Act, an insurance company, an investment company registered under the United States Investment Company Act of 1940, as amended, a broker or dealer registered pursuant to Section 15 of the United States Securities Exchange Act of 1934, as amended, a business development company, a Small Business Investment Company licensed by the United States Small Business Administration, a Rural Business Investment Company as defined in Section 384A of the Consolidated Farm and Rural Development Act, as amended, a plan with total assets in excess of $5,000,000 established and maintained by a state for the benefit of its employees, or a private business development company as defined in Section 202(a)(22) of the Advisers Act.

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[__]	The undersigned is an employee benefit plan and either all investment decisions are made by a bank, savings and loan association, insurance company, or registered investment advisor, or the undersigned has total assets in excess of $5,000,000 or, if such plan is a self-directed plan, investment decisions are made solely by persons who are accredited investors.

[__]	The undersigned is a corporation, limited liability company, partnership, business trust, not formed for the purpose of acquiring the Securities, or an organization described in Section 501(c)(3) of the Internal Revenue Code of 1986, as amended (the “Code”), in each case with total assets in excess of $5,000,000.

[__]	The undersigned is an entity in which all of the equity owners (in the case of a revocable living trust, its grantor(s)) qualify under any of the above subparagraphs, or, if an individual, each such individual has a net worth,[1] either individually or upon a joint basis with such individual’s spouse or spousal equivalent[2],, as applicable, in excess of $1,000,000 (within the meaning of such terms as used in the definition of “accredited investor” contained in Rule 501 under the Act), or has had an individual income[3] in excess of $200,000 for each of the two most recent years, or a joint income with such individual’s spouse or spousal equivalent, as applicable, in excess of $300,000 in each of those years, and has a reasonable expectation of reaching the same income level in the current year.

[__]	The undersigned is an entity, of a type not listed in any of the paragraphs above, which was not formed for the specific purpose of acquiring the securities offered, owning investments in excess of $5,000,000.

[__]	The undersigned is a “family office,” as defined in rule 202(a)(11)(G)-1 under the Advisers Act, (i) with assets under management in excess of $5,000,000, (ii) that is not formed for the specific purpose of acquiring the securities offered, and (iii) whose prospective investment is directed by a person who has such knowledge and experience in financial and business matters that such family office is capable of evaluating the merits and risks of the prospective investment.

[__]	The undersigned is a “family client,” as defined in rule 202(a)(11)(G)-1 under the Advisers Act, of a family office meeting the requirements in the above paragraph and whose prospective investment is directed by such family office pursuant to clause (iii) of the above paragraph.

[__]	The undersigned cannot make any of the representations set forth above.

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For Individual Investors

Accredited Investor Certification. The undersigned makes one of the following representations regarding its income, net worth, status as a “family client” of a “family office,” and/or certain professional certifications or designations and certain related matters and has checked the applicable representation:

[__]	The undersigned’s income[3] during each of the last two years exceeded $200,000 or, if the undersigned is married or has a spousal equivalent[2], the joint income of the undersigned and the undersigned’s spouse or spousal equivalent, as applicable, during each of the last two years exceed $300,000, and the undersigned reasonably expects the undersigned’s income, from all sources during this year, will exceed $200,000 or, if the undersigned is married or has a spousal equivalent, the joint income of undersigned and the undersigned’s spouse or spousal equivalent, as applicable, from all sources during this year will exceed $300,000.

[__]	The undersigned’s net worth,[1] including the net worth of the undersigned’s spouse or spousal equivalent, as applicable, is in excess of $1,000,000 (excluding the value of the undersigned’s primary residence).

[__]	The undersigned is a holder in good standing of one or more of the following certifications or designations administered by the Financial Industry Regulatory Authority, Inc. (FINRA): the Licensed General Securities Representative (Series 7), Licensed Investment Adviser Representative (Series 65), or Licensed Private Securities Offerings Representative (Series 82).

[__]	The undersigned is a “family client,” as defined in rule 202(a)(11)(G)-1 under the Investment Advisers Act of 1940, as amended (the “Advisers Act”), of a family office as defined in rule 202(a)(11)(G)-1 under the Advisers Act, (i) with assets under management in excess of $5,000,000, (ii) that is not formed for the specific purpose of acquiring the securities offered, and (iii) whose prospective investment is directed by a person who has such knowledge and experience in financial and business matters that such family office is capable of evaluating the merits and risks of the prospective investment, and whose prospective investment is directed by such family office pursuant to clause (iii) of this sentence.

[__]	The undersigned cannot make any of the representations set forth above.

[1]	For purposes of this Questionnaire, “net worth” means the excess of total assets, excluding your primary residence, at fair market value over total liabilities, including your mortgage or any other liability secured by your primary residence only if and to the extent that it exceeds the value of your primary residence. Net worth should include the value of any other shares of stock or options held by you and your spouse or spousal equivalent and any personal property owned by you or your spouse or spousal equivalent (e.g. furniture, jewelry, other valuables, etc.). For the purposes of calculating joint net worth: joint net worth can be the aggregate net worth of you and your spouse or spousal equivalent; assets need not be held jointly to be included in the calculation.

[2]	For purposes of this Questionnaire, “spousal equivalent” means a cohabitant occupying a relationship generally equivalent to that of a spouse.

[3]	For purposes of this Questionnaire, “income” means adjusted gross income, as reported for federal income tax purposes, increased by the following amounts: (a) the amount of any tax exempt interest income received, (b) the amount of losses claimed as a limited partner in a limited partnership, (c) any deduction claimed for depletion, (d) amounts contributed to an IRA or Keogh retirement plan, (e) alimony paid, and (f) any amounts by which income from long-term capital gains has been reduced in arriving at adjusted gross income pursuant to the provisions of Section 1202 of the Code.

[Signature Page Follows]

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In Witness Whereof, the undersigned has executed this Accredited Investor Questionnaire as of the date written below.

Name of Investor

(Signature)

Name of Signing Party (Please Print)

Title of Signing Party (Please Print)

Address

Email

Date Signed

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